UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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AMERICA’S CAR-MART, INC.

(Name of Registrant as Specified In Its Charter)

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AMERICA’S CAR-MART, INC.
802 Southeast Plaza Ave., Suite 200
Bentonville, Arkansas 72712

Notice of Annual Meeting of Stockholders
To be held August 5, 2015

To the holders of common stock of America’s Car-Mart, Inc.:

Notice is hereby given that the annual meeting of stockholders of America’s Car-Mart, Inc., a Texas corporation, will be held at the Company’s principal executive office, 802 Southeast Plaza Avenue, Suite 200, Bentonville, Arkansas 72712, on Wednesday, August 5, 2015 at 10:00 a.m., local time, for the following purposes:

(1)	To elect seven directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualified;

(2)	To consider and approve an advisory resolution regarding the Company’s compensation of its named executive officers;

(3)	To ratify the selection of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending April 30, 2016;

(4)
To approve an amendment and restatement of the Company’s Stock Incentive Plan, including the material terms of the performance goals under such plan, for the purposes of extending the term of the plan and making certain other changes to the plan;

(5)
To approve an amendment and restatement of the Company’s 2007 Stock Option Plan for the purposes of extending the term of the plan, increasing the number of shares authorized for issuance under the plan by 300,000 shares and making certain other changes to the plan; and

(6)	To conduct such other business as may properly come before the meeting or any adjournments or postponements thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Only stockholders of record as of the close of business on June 11, 2015 will be entitled to notice of and to vote at the annual meeting of stockholders or any adjournment or postponement thereof.

Very truly yours,

/s/ William H. Henderson
William H. Henderson Chief Executive Officer
June 23, 2015

Your vote is important.  Whether or not you plan to attend the meeting in person, you are urged to vote as promptly as possible by the Internet.  If you request a printed copy of the proxy materials, you may complete and mail the proxy you will receive in response to your request or you may vote by the Internet.  If you attend the meeting and wish to change your vote, you may do so by voting in person at the meeting.

AMERICA’S CAR-MART, INC.
802 Southeast Plaza Ave., Suite 200
Bentonville, Arkansas 72712

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD
AUGUST 5, 2015

PROXY STATEMENT

Unless the context indicates otherwise, all references in this proxy statement to "we," "us," "our" and "the Company" refer to America’s Car-Mart, Inc. and its subsidiaries.

INFORMATION ABOUT THE ANNUAL MEETING

This proxy statement, which is first being mailed to stockholders on or about June 24, 2015, is furnished in connection with the solicitation of proxies by and on behalf of our board of directors for use at the annual meeting of stockholders to be held at the Company’s principal executive office, 802 Southeast Plaza Avenue, Suite 200, Bentonville, Arkansas 72712, on Wednesday, August 5, 2015 at 10:00 a.m., local time, and at any or all adjournments or postponements thereof.  To receive directions to the annual meeting, please call (479) 464-9944.  The address of our principal executive offices is 802 Southeast Plaza Ave., Suite 200, Bentonville, Arkansas 72712 and our telephone number is (479) 464-9944.

 Stockholders of record can vote on the Internet, by mail or by attending the annual meeting and voting by ballot as described below.  On or about June 24, 2015, we will mail a Notice of Internet Availability of Proxy Materials to our stockholders advising them that they can access this proxy statement, the 2015 Annual Report and voting instructions over the Internet at www.shareholdervote.info.  You may then access these materials and vote your shares over the Internet.  Please keep the notice for your reference through the meeting date.

Alternatively, you may request that a printed copy of the proxy materials be mailed to you for this meeting.  If you want to receive a paper copy of the proxy materials, you may request one by calling the Company’s transfer agent, Securities Transfer Corporation, toll-free at 1-800-780-1920, or by sending an email to Info@shareholdervote.info with “Proxy Materials Order” in the subject line and in the body of the message include your full name, address, and request.  There is no charge to you for requesting a copy.  Please make your request for a copy on or before July 22, 2015, to facilitate timely delivery.  If you request a paper copy of the proxy materials, you may vote by mail by completing and returning the proxy card you will receive in response to your request or you may vote by the Internet.

We encourage you to vote your shares through our Internet voting option.  You can vote on the Internet by following the instructions in the notice that was mailed to you.  Easy-to-follow prompts allow you to vote your shares and confirm that your instructions have been properly recorded.  The Internet voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded.  Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 8:30 a.m. Central time on August 5, 2015.  If you vote on the Internet, you do not need to return your proxy card.

Please note:  If you are a beneficial owner of shares held in the name of a bank, broker or other holder, please refer to the Notice of Internet Availability of Proxy Materials that was mailed to you by your bank, broker or other holder of record to see which voting options are available to you and for instructions on how to vote your shares and how to request a printed copy of the proxy materials.

If you request a paper copy of the proxy materials and choose to vote by mail, please complete, sign, date and promptly return the accompanying proxy card in the enclosed addressed envelope that will be provided to you in response to your request, even if you plan to attend the annual meeting.  Postage need not be affixed to the envelope if mailed within the United States.  The immediate return of your proxy card will be of great assistance in preparing for the annual meeting and is, therefore, urgently requested.  If you attend the annual meeting and vote in person, your proxy card will not be used.

If you plan to attend the Annual Meeting, we would appreciate it if you would notify our Investor Relations Manager by telephone at (479) 464-9944 or by e-mail at vickie.judy@car-mart.com.  This will assist us with meeting preparations.  You also can obtain directions to the meeting by calling this number.  Please bring the Notice of Internet Availability of Proxy Materials with you for admission to the meeting.

Any person giving a proxy pursuant to this proxy statement may revoke it at any time before it is exercised at the annual meeting of stockholders by notifying, in writing, our Secretary at the address above prior to the annual meeting date.  In addition, if the person executing the proxy is present at the annual meeting, he or she may, but need not, revoke the proxy by notice of such revocation to our Secretary at the annual meeting, and vote his or her shares in person.  Proxies in the form provided, if duly signed or authenticated electronically and received in time for voting, and not so revoked, will be voted at the annual meeting in accordance with the instructions specified thereon.  Where no choice is specified, proxies will be voted “FOR” the election of the nominees for director named in the proxy statement; “FOR” the resolution approving the Company’s compensation of its named executive officers; “FOR” the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm; “FOR” the approval of the amendment and restatement of the Company’s Stock Incentive Plan, including the material terms of the performance goals under such plan; “FOR” the approval of the amendment and restatement of the Company’s 2007 Stock Option Plan; and, on any other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies.

Only stockholders of record at the close of business on June 11, 2015 will be entitled to notice of and to vote at the annual meeting and any adjournments or postponements thereof.  Each share of our common stock issued and outstanding on such record date is entitled to one vote.  As of June 11, 2015, we had 8,513,473 shares of common stock outstanding.

The presence at the annual meeting of the holders of a majority of the shares of our common stock issued and outstanding and entitled to vote as of the record date is necessary to constitute a quorum.  Stockholders will be counted as present at the annual meeting if they are present in person at the annual meeting or if they have properly submitted a proxy card.  In accordance with the bylaws of the Company, each director shall be elected by a majority of the votes cast with respect to that director at the annual meeting. However, if the number of nominees is greater than the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at the annual meeting.  The proposals regarding the advisory vote on executive compensation, the ratification of Grant Thornton LLP as our independent registered public accounting firm, the approval of the amendment and restatement of the Company’s Stock Incentive Plan and the approval of the amendment and restatement of the Company’s 2007 Stock Option Plan require the affirmative vote of the holders of a majority of the shares entitled to vote on, and that vote for or against or expressly abstain with respect to, the proposals.

Any abstaining votes and broker “non-votes” will be counted as present and entitled to vote, and therefore will be included for purposes of determining whether a quorum is present at the annual meeting.  For the election of directors, abstentions and broker “non-votes” will not be deemed to be “votes cast.”  For each other proposal, abstentions will be treated as “votes cast,” but broker “non-votes” will not be deemed to be “votes cast.”  As a result, broker “non-votes” will not be included in the tabulation of the voting results on the election of directors and the other proposals presented in this proxy statement, and therefore will not have any effect on such votes.  A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.  Abstentions will not be included in the tabulation of the voting results on the election of directors, and therefore will not have any effect on such vote, but will have the same effect as a vote against the proposals regarding the advisory vote on executive compensation, the ratification of Grant Thornton LLP as our independent registered public accounting firm, the approval of the amendment and restatement of the Company’s Stock Incentive Plan and the approval of the amendment and restatement of the Company’s 2007 Stock Option Plan.

The Dodd-Frank Wall Street Reform and Consumer Protection Act, referred to in this proxy statement as the Dodd-Frank Act, directed national securities exchanges to prohibit broker discretionary voting of uninstructed shares held in “street name” (through a broker or nominee) for the election of directors, executive compensation and certain other matters.  Under current stock exchange rules, broker discretionary voting is not permitted for the election of directors and executive compensation matters, including proposals to approve the implementation of, or material revisions to, any equity compensation plan.  Therefore, if you hold shares through a broker or other nominee and you do not give your broker or nominee specific instructions, including regarding the election of directors, the advisory vote on our executive compensation and the proposals to approve the amendment and restatement of the Company’s Stock Incentive Plan and the 2007 Stock Option Plan, respectively, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval.

We will bear the entire cost of the proxy solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional materials furnished to stockholders.  Individual stockholders of record will receive copies of the proxy solicitation materials even if they share the same mailing address. Copies of proxy solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners.  In addition, we may reimburse such persons for their cost of forwarding the solicitation materials to such beneficial owners.  Solicitation of proxies by mail may be supplemented by one or more of telephone, e-mail, facsimile or personal solicitation by our directors, officers or regular employees.  No additional compensation will be paid for such services.  We have not engaged, and do not plan to engage, the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners.  Our costs for such services, if any, will not be material.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of June 5, 2015 with respect to ownership of our outstanding common stock by (i) all persons known to us to beneficially own more than five percent of our outstanding common stock, (ii) each of our directors and nominees for director, (iii) each of our named executive officers, and (iv) all directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares Beneficially owned(1)		Percent of Shares Outstanding
Invesco Ltd.	1,718,568	(2)	20.2%
Bares Capital Management, Inc.	1,211,144	(3)	14.2%
Royce & Associates, Inc.	534,400	(4)	6.3%
BlackRock, Inc.	482,127	(5)	5.7%
William H. Henderson	470,234	(6)	5.3%
Artisan Partners Limited Partnership	445,445	(7)	5.2%
Daniel J. Englander	221,615	(8)	2.6%
Eddie L. Hight	214,755	(9)	2.5%
Jeffrey A. Williams	206,556	(10)	2.4%
John David Simmons	54,979	(11)	*
Robert Cameron Smith	33,650	(12)	*
Kenny Gunderman	5,000	(13)	*
All directors and executive officers as a group (7 persons)	1,206,789	(14)	12.9%
_________________________________
*	Less than 1% of outstanding shares.

(1)
"Beneficial ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power, or both, and also includes options that are exercisable within 60 days of June 5, 2015.  Unless otherwise indicated, all of the listed persons have sole voting and investment power over the shares listed opposite their names. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, referred to in this proxy statement as the Exchange Act.  Pursuant to the rules of the Securities and Exchange Commission, referred to in this proxy statement as the SEC, certain shares of our common stock that a beneficial owner has the right to acquire within 60 days pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such owner, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.  Applicable percentages are based on 8,522,973 shares of the Company’s common stock outstanding on June 5, 2015, adjusted as required by rules promulgated by the SEC.

(2)
Based on a Schedule 13G/A filed with the SEC on January 26, 2015 by Invesco Ltd. with an address of 1555 Peachtree Street NW, Atlanta, GA 30309. The reporting person reported beneficial ownership of 1,718,568 shares for which it has sole voting power over 1,718,568 shares and sole dispositive power over 1,718,568 shares.  We make no representation as to the accuracy or completeness of the information reported.

(3)
Based on a Schedule 13G filed with the SEC on February 13, 2015 by Bares Capital Management, Inc. with an address of 12600 Hill Country Blvd, Suite R-230, Austin, TX 78738. The reporting person reported beneficial ownership of 1,211,144 shares for which it has sole voting power over zero shares and sole dispositive power over zero shares.  We make no representation as to the accuracy or completeness of the information reported.

(4)
Based on a Schedule 13G/A filed with the SEC on January 5, 2015 by Royce & Associates, LLC with an address of 745 Fifth Avenue, New York, NY 10151. The reporting person reported beneficial ownership of 534,400 shares for which it has sole voting power over 534,400 shares and sole dispositive power over 534,400 shares. We make no representation as to the accuracy or completeness of the information reported.

(5)
Based on a Schedule 13G/A filed with the SEC on January 12, 2015 by BlackRock, Inc. with an address of 40 East 52nd Street, New York, NY 10022.   The reporting person reported beneficial ownership of 482,127 shares for which it has sole voting power over 460,596 shares and sole dispositive power over 482,127 shares.  We make no representation as to the accuracy or completeness of the information reported.

(6)
Includes 392,500 shares which Mr. Henderson has the right to acquire within 60 days of June 5, 2015 upon exercise of outstanding stock options, 1,874 shares held in the Company’s Employee Stock Purchase Plan and 750 shares held as custodian for minor children.  Mr. Henderson’s address is c/o America’s Car-Mart, Inc., 802 Southeast Plaza Avenue, Suite 200, Bentonville, AR 72712.

(7)
Based on a Schedule 13G filed with the SEC on January 30, 2015 by Artisan Partners Limited Partnership with an address of 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202. The reporting person reported beneficial ownership of 445,445 shares for which it has sole voting power over zero shares and sole dispositive power over zero shares.  We make no representation as to the accuracy or completeness of the information reported.

(8)
Includes 155,165 shares held by Ursula Capital Partners of which Mr. Englander is the sole general partner and 38,750 shares which Mr. Englander has the right to acquire within 60 days of June 5, 2015 upon exercise of outstanding stock options. Mr. Englander disclaims beneficial ownership of the shares held by Ursula Capital Partners except to the extent of his pecuniary interest therein.

(9)	Includes 168,000 shares which Mr. Hight has the right to acquire within 60 days of June 5, 2015 upon exercise of outstanding stock options and 90 shares held as custodian for minor children.
(10)
Includes 177,000 shares which Mr. Williams has the right to acquire within 60 days of June 5, 2015 upon exercise of outstanding stock options, 2,014 shares held in the Company’s Employee Stock Purchase Plan and 2,139 shares held in the Company’s 401(k) Plan.

(11)	Includes 38,750 shares which Mr. Simmons has the right to acquire within 60 days of June 5, 2015 upon exercise of outstanding stock options.

(12)	Includes 27,000 shares which Mr. Smith has the right to acquire within 60 days of June 5, 2015 upon exercise of outstanding stock options and 1,875 shares held by Mr. Smith’s spouse.
(13)	Includes 5,000 shares which Mr. Gunderman has the right to acquire within 60 days of June 5, 2015 upon exercise of outstanding stock options.

(14)	Includes 847,500 shares which all current executive officers and directors in the aggregate have the right to acquire within 60 days of June 5, 2015 upon exercise of outstanding options.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Pursuant to our bylaws, our board of directors has set the number of directors for the ensuing year at seven, all of whom are proposed to be elected at the annual meeting of stockholders.  In the event any nominee is unable or declines to serve as a director at the time of the annual meeting, the persons named as proxies therein will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution by the present board of directors, upon the recommendation of the nominating committee of the board of directors.  Management knows of no current circumstances that would render any nominee named herein unable to accept nomination for election.  In accordance with the bylaws of the Company, each director shall be elected by a majority of the votes cast with respect to that director at the annual meeting. However, if the number of nominees is greater than the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at the annual meeting.

Members of our board of directors are elected annually to serve until the next annual meeting and until their successors are elected and qualified.  The following persons have been nominated for election to our board of directors:

Daniel J. Englander, age 46, has served as a director since February 2007.  Mr. Englander is the founder and currently the Managing Partner of Ursula Capital Partners, an investment management partnership founded in 2004.  From January 2005 to June 2006, Mr. Englander was a partner of Prescott Securities, an investment fund, and from October 1994 to January 2005, he was employed by Allen & Company, an investment merchant bank, most recently as Managing Director.  Mr. Englander is also currently on the board of directors of Copart, Inc. and previously served as a director of Healthways, Inc., for a portion of 2014.  Mr. Englander’s qualifications to serve on the board include his financial and investment experience.  He also brings operational and strategic expertise, as well as business development expertise, to the board.

Kenny Gunderman, age 44, has served as a director since July 2014.  Mr. Gunderman currently serves as President and Chief Executive Officer of Communications Sales & Leasing, Inc.  From 2006 to March 2015, Mr. Gunderman was employed by Stephens Inc. most recently as the Executive Vice President and Co-Head of Investment Banking.  Prior to joining Stephens, Mr. Gunderman was a member of the Telecom Investment Banking Group at Lehman Brothers.  He also previously worked at KPMG as a Certified Public Accountant.  Mr. Gunderman is currently on the boards of directors of the Red Cross of Arkansas and Communications Sales & Leasing, Inc.  Mr. Gunderman’s qualifications to serve on the board include his financial and investment experience.

William H. Henderson, age 51, has served as a director since September 2002.  Mr. Henderson has also served as our Chief Executive Officer since October 2007 and as our President since May 2002.  From 1999 until May 2002, Mr. Henderson served as Chief Operating Officer of our wholly owned operating subsidiary.  From 1992 until 1998, Mr. Henderson served as General Manager of our wholly owned operating subsidiary.  From 1987 until 1992, Mr. Henderson primarily held positions of District Manager and Regional Manager of our wholly owned operating subsidiary.  Mr. Henderson’s qualifications to serve on the board include his more than 28 years of experience with our company and his in-depth knowledge of our company and its operations.  In addition, Mr. Henderson provides significant industry experience and expertise to the board.

Eddie L. Hight, age 52, has served as director since October 2013. Mr. Hight served as Chief Operating Officer from May 2002 until his retirement in November 2013 and as Associate Development Manager until April 2015.  From 1984 until May 2002, Mr. Hight held a number of positions at Car-Mart including Store Manager and Regional Manager.  Mr. Hight’s qualifications to serve on the board include his more than 31 years of experience with our Company and his in-depth knowledge of our Company and its operations.  In addition, Mr. Hight provides significant industry experience and expertise to the board.

John David Simmons, age 79, has served as a director since August 1986.  Since 1970, Mr. Simmons has been President of Simmons & Associates LLC, a real estate development company, and Management Resource LLC, a management consulting firm. Mr. Simmons has more than 40 years of experience in the automotive field and has been a new car dealer for Ford and General Motors as well as owning a number of “Buy Here Pay Here” dealerships.  Mr. Simmons’ qualifications to serve on the board include his demonstrated leadership and knowledge of financial, operational and strategic issues facing the automotive dealership industry.  In addition, Mr. Simmons provides management and real estate expertise to the board.

Robert Cameron Smith, age 64, has served as a director since December 2009.  Mr. Smith is the founder and President of Cameron Smith & Associates, Inc., an executive recruiting firm located in Bentonville, Arkansas that he founded in 1994.  He has 20 years of experience in executive searching, beginning with Career Consultants in Southern California before starting his own agency in Los Angeles, California.  He has become a leader in the retail supplier community, and is actively involved in efforts to enhance the technology, international trade opportunities and higher education resources available to world-class companies working in conjunction with major retailers.  Mr. Smith’s qualifications to serve on the board include his recruiting and management selection expertise.

Jeffrey A. Williams, age 52, has served as Chief Financial Officer, Vice President Finance and Secretary of the Company since October 2005 and as a director since August 2011. Mr. Williams is a Certified Public Accountant and prior to joining the Company, his experience included approximately seven years in public accounting with Arthur Andersen & Co. and Coopers and Lybrand LLC in Tulsa, Oklahoma and Dallas, Texas. His experience also includes approximately five years as Chief Financial Officer and Vice President of Operations of Wynco, LLC, a nationwide distributor of animal health products. Mr. Williams' qualifications to serve on the Board include his financial and operational experience.

The board of directors recommends a vote "FOR" each of the seven nominees to our board of directors.

PROPOSAL NO. 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act and Section 14A of the Exchange Act, the Company’s stockholders are now entitled to vote to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules.

At the 2014 Annual Meeting, the stockholders approved (93.9% of votes cast), on an advisory basis, the compensation of the Company’s named executive officers. The Compensation Committee believes this level of stockholder support reflects a strong endorsement of the Company’s compensation policies and decisions. The Compensation Committee has considered the results of this advisory vote on executive compensation in determining the Company’s compensation policies and decisions for 2015, and has determined that these policies and decisions are appropriate and in the best interests of the Company and its stockholders at this time.  At the 2011 Annual Meeting, the stockholders also recommended, in an advisory vote, to hold future say-on-pay votes on an annual basis. As such, the Board of Directors has determined to hold this advisory vote on the compensation of named executive officers each year.  The next advisory vote to determine the frequency with which stockholders will consider and approve an advisory vote on the Company’s compensation of its named executive officers will be in 2017.

Accordingly, the board of directors is seeking the advisory vote of stockholders on the compensation of the Company’s Chief Executive Officer and Chief Financial Officer (collectively, our “named executive officers”) as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers.

The Company’s named executive officers made and effectively managed the execution of key business and strategic decisions that helped the Company achieve strong financial results during fiscal year 2015. In fiscal year 2015, the Company increased revenues by 8.4% to $530 million, improved its debt-to-equity ratio to 44.8% and added only $5.7 million in debt while adding seven new dealerships, growing the receivable base by $38.0 million, increasing inventory by $4.2 million and repurchasing $20.0 million of the Company’s common stock.  These accomplishments were especially significant given competitive pressures resulting from increases in the level of financing available to the sub-prime auto industry, as well as the challenging macroeconomic environment the Company experienced during fiscal year 2015.

As discussed in our “Compensation Discussion and Analysis” below, we have designed our executive compensation program to attract and retain the highest quality executive officers, directly link pay to performance, and build value for our stockholders. The program provides total compensation opportunities at levels that are competitive in our industries, ties a significant portion of each executive’s compensation to his or her individual performance and contribution to achieving our business objectives, and closely aligns the interests of our executives with the interests of our stockholders. Accordingly, the board of directors encourages you to review carefully the Compensation Discussion and Analysis and the tabular and other disclosures on compensation under Executive Compensation, and asks you to cast a vote to approve the compensation of our named executive officers through the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2015 Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the compensation committee or the board of directors. The board and compensation committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.

The board of directors recommends a vote "FOR" the approval of the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

PROPOSAL NO. 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed Grant Thornton LLP as our company’s independent registered public accounting firm to audit the consolidated financial statements of our company for the fiscal year ending April 30, 2016.  Grant Thornton LLP served as our independent registered public accounting firm for the fiscal year ended April 30, 2015.

A representative of Grant Thornton LLP is expected to be present at the annual meeting of stockholders, will have an opportunity to make a statement and will be available to respond to appropriate questions that stockholders may have.

Principal Accountant Fees and Services

The aggregate fees billed by Grant Thornton LLP for professional services rendered for the fiscal years ended April 30, 2015 and 2014, respectively, were as follows:

	2015	2014
Audit Fees	$291,572	$287,026
Audit related fees	-	-
Tax fees	-	13,110
All other Fees	-	-
Total Fees	$291,572	$300,136

The audit fees for the years ended April 30, 2015 and 2014 were for the audits of our annual financial statements included in our annual report on Form 10-K, the audit of the effectiveness of our internal control over financial reporting, the review of the financial statements included in our quarterly reports on Form 10-Q and consents for and review of other documents filed with the SEC.  The tax fees were for consulting services related to various state taxes.

Policy on Audit Committee Pre-Approval of Services of Independent Auditors

Our audit committee has established policies and procedures regarding pre-approval of all services provided by our independent auditor.  Our audit committee will annually review and pre-approve the services that may be provided by our independent auditor without obtaining specific pre-approval from the audit committee.  Unless a type of service has received general pre-approval, it requires specific pre-approval by our audit committee if it is to be provided by our independent auditor.  During the fiscal year ended April 30, 2015, our audit committee pre-approved all audit and permitted non-audit services that were provided to us by our independent auditors.

Ratification of the Independent Registered Public Accounting Firm

Although stockholder ratification is not required by our bylaws or otherwise, the appointment of Grant Thornton LLP as our company’s independent registered public accounting firm to audit the consolidated financial statements for the fiscal year ending April 30, 2016 is being submitted to our stockholders for ratification because we believe it is a matter of good corporate governance.  In the event our stockholders do not ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending April 30, 2016, the adverse vote will be considered as a recommendation to the audit committee to select other auditors for the following fiscal year.  However, due to the difficulty in making any substitution of auditors after the beginning of the fiscal year, it is contemplated that the appointment of Grant Thornton LLP for the fiscal year ending April 30, 2016 will be permitted to stand unless the audit committee finds other good reason for making a change.  The audit committee may terminate Grant Thornton LLP’s engagement as our company’s independent registered public accounting firm without the approval of our stockholders if it deems termination appropriate and in our best interest and the best interests of our stockholders.

The board of directors recommends a vote "FOR" the ratification of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2016.

PROPOSAL NO. 4
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE
COMPANY’S STOCK INCENTIVE PLAN

On June 10, 2015, the board of directors adopted, subject to stockholder approval, the America’s Car-Mart, Inc. Amended and Restated Stock Incentive Plan, referred to in this proxy statement as the Restated Incentive Plan.  The Restated Incentive Plan is an amendment and restatement of the America’s Car-Mart, Inc. Stock Incentive Plan (formerly the 2005 Restricted Stock Plan), referred to in this proxy statement as the 2005 Incentive Plan, which was adopted by the compensation committee of the board of directors on August 9, 2005, and approved by the Company’s stockholders on October 12, 2005, and subsequently amended on December 11, 2006, August 27, 2007 and August 28, 2009.  This amendment and restatement of the 2005 Incentive Plan extends the term of the Restated Incentive Plan to June 10, 2025.  The 2005 Incentive Plan is set to expire on October 12, 2015.

As discussed in the Compensation Discussion and Analysis section of this proxy statement, providing meaningful long-term performance-based incentives for our management team is part of our compensation objective of inducing executives to remain in our employ and to more closely align their interests with the interests of our stockholders. Performance-based equity awards issued under the Restated Incentive Plan represent an important element of long-term incentive compensation, and accordingly, we have modified the Restated Incentive Plan to enable the Company to further its eligibility to deduct for federal income tax purposes certain performance-based equity awards that may be granted to our named executive officers in accordance with Section 162(m) of the Internal Revenue Code, as amended, referred to in this proxy statement as the Code. Under Section 162(m), the material terms of the performance goals outlined within the Restated Incentive Plan must be disclosed to and reapproved by the stockholders every five years. Accordingly, this proposal seeks stockholder approval of the Restated Incentive Plan, including the material terms of the performance goals under which compensation may be paid that is intended to meet the performance-based compensation exception under Section 162(m) of the Code.

The amendment and restatement of the 2005 Incentive Plan relates primarily to the extension of the term of the 2005 Incentive Plan and to specific language and requirements to be followed by our compensation committee when the committee intends to issue “qualified performance-based compensation” awards to our named executive officers. Under the Restated Incentive Plan, performance goals selected must be established in writing by the committee and may be based on one or more performance criteria outlined below. The performance goal for the named executive must also be based on an objective formula or standard. Prior to any vesting of “qualified performance-based compensation” awards, the compensation committee must certify in writing that all of the required performance goals and other material terms of the arrangement have been met. In addition, material terms of the performance goals outlined within the Restated Incentive Plan must be disclosed to and reapproved by the stockholders every five years.  The Restated Incentive Plan also includes certain other general updates and revisions to the 2005 Incentive Plan.

The following summary of certain features of the Restated Incentive Plan is qualified in its entirety by reference to the full text of the Restated Incentive Plan, which is attached to this proxy statement as Appendix A and incorporated herein by reference. The Restated Incentive Plan will become effective as of June 10, 2015, subject to stockholder approval.

The affirmative vote of the holders of a majority of the shares entitled to vote on, and that vote for or against or expressly abstain with respect to, this proposal at the annual meeting, if a quorum is present, shall be the act of the stockholders.

Nature and Purpose of the Restated Incentive Plan

The Restated Incentive Plan permits us to grant restricted shares of common stock subject to time-based and/or performance based vesting conditions as part of the equity alternatives available to our compensation committee when designing compensation incentives. The purpose of the Restated Incentive Plan is to promote our success and enhance our value by linking the personal interests of participants to those of our stockholders, and by providing participants with an incentive for outstanding performance and service. The Restated Incentive Plan is further intended to provide flexibility to us in our ability to motivate, attract and retain the services of participants upon whose judgment, interest and special effort the successful conduct of our operations is largely dependent.

Authorized Shares

The 2005 Incentive Plan originally provided for the grant of 100,000 shares of common stock.  In fiscal year 2008, our stockholders approved an increase in the number of shares that may be issued under the 2005 Incentive Plan by 50,000 to a total of 150,000 shares. In August 2009, our stockholders approved an additional increase in the number of shares that may be issued under the plan from 150,000 shares to 350,000 shares.  A total of 350,000 shares are authorized for issuance under the Restated Incentive Plan, which includes all shares available for delivery under the 2005 Incentive Plan. Thus, no additional increase in the number of shares that may be awarded under the plan is being sought in connection with the approval of the Restated Incentive Plan. As of June 10, 2015, 177,527 shares of common stock remained available for grant under the 2005 Incentive Plan and will remain available under the Restated Incentive Plan.

If an award granted under the Restated Incentive Plan is canceled, terminates, expires, lapses or is forfeited for any reason without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the Restated Incentive Plan with respect to the award will, to the extent of any such cancellation, termination, expiration, lapse or forfeiture, again be available for making awards.

Certain certificates for shares of common stock delivered under the Restated Incentive Plan are subject to restrictions and legends as our compensation committee deems advisable and/or required by applicable law or Federal or state securities laws. The number and kind of shares issued under the Restated Incentive Plan or authorized for issuance will be appropriately adjusted by our compensation committee to reflect certain spinoffs and other changes in our capital structure that might result in unintended increases or decreases in the value of a participant’s award.

Administration

The Restated Incentive Plan is administered by our compensation committee, and will continue to be so as long as the membership on such committee meets the requirements necessary for awards under the Restated Incentive Plan to satisfy exemption from the short-swing profit provisions of Rule 16b-3 under the Exchange Act and the performance-based exemption to the limitations of Section 162(m) of the Code. We believe that our compensation committee currently satisfies these requirements. If at any future time the compensation committee fails to meet these requirements, our board of directors may appoint a new committee. Subject to the provisions of the Restated Incentive Plan, our compensation committee has plenary authority in its discretion to select the individuals to whom shares are awarded, the number of shares to be included in each award, the time or times at which shares are awarded and the terms and conditions of such awards in a manner consistent with the plan. Our compensation committee has the discretionary authority to interpret the Restated Incentive Plan and to prescribe, amend and rescind rules and regulations relating to it.

Term

The effective date of the Restated Incentive Plan is June 10, 2015, and it will expire on June 10, 2025.

Eligibility

An award of shares may be made only to those persons selected by our compensation committee from among our employees, officers and directors or the employees, officers and directors of one of our subsidiaries. As of April 30, 2015, approximately 1,360 persons were eligible to receive shares pursuant to the 2005 Incentive Plan.

In making awards of restricted shares to participants, our compensation committee takes into account the duties of the respective participants, their present and potential contribution to our success and the success of our subsidiaries, and such other factors as our compensation committee deems relevant in connection with accomplishing the purposes of the Restated Incentive Plan. Although all of our executive and non-executive officers, employees and directors will be eligible for awards under the Restated Incentive Plan, if selected by our compensation committee in its discretion, it is not possible, at this time, to predict the benefits and amounts that will actually be received by any individual participants or groups of participants in the future.

Limitation of Awards

Awards granted to any plan participant and designed to meet the performance-based compensation exception in any one fiscal year may not exceed 100,000 shares of common stock authorized for issuance under the Restated Incentive Plan.  Awards granted in any one fiscal year to any plan participant who is a non-employee director of the Company or any of its subsidiaries may not exceed 10,000 shares of common stock authorized for issuance under the Restated Incentive Plan.

Restricted and Performance Shares

Our compensation committee may impose such conditions and/or restrictions on any award made pursuant to the Restated Incentive Plan as it may deem advisable, including, without limitation, payment of a purchase price for each share, restrictions based upon the achievement of specific performance goals, time-based restrictions, and/or restrictions under applicable Federal or state securities laws. The conditions and restrictions imposed on any award need not be uniform among all awards or shares issued to the same participant or to other participants pursuant to the Restated Incentive Plan. Our compensation committee, in its sole discretion, may accelerate or otherwise modify the period of restriction applicable to any awards of shares or substitute new awards in place of outstanding awards, provided that the vesting period for any award may not be less than one year, except in certain limited circumstances, and provided further that in the event that outstanding awards will be materially and adversely affected, the participant’s written consent must be obtained.

Upon the award to a participant of restricted shares, the participant will become a stockholder with respect to such shares and, subject to the provisions of the Restated Incentive Plan, will have the rights of a stockholder with respect to such shares; provided, however, that a participant may be required by the compensation committee to execute an irrevocable proxy granting us the right to vote his or her shares until the end of any period of restriction and no dividends issued in relation to any award that is subject to performance-based vesting conditions may be settled before the award becomes vested.

Transferability

Awards granted under the Restated Incentive Plan are not transferable until the end of the restricted period for such award as determined by the compensation committee in accordance with the terms of the Restated Incentive Plan.

Termination of Service

Following a participant’s separation from service with the Company or a subsidiary, the participant will not have any right to receive shares under any award for which the restricted period has not yet ended as of the date of the participant’s separation from service, other than as determined by the compensation committee and provided in the award agreement.

Performance-Based Criteria

Section 162(m) of the Code limits publicly held companies to an annual deduction for federal income tax purposes of $1.0 million for compensation paid to their Chief Executive Officer and the three next highest compensated executive officers (other than the Chief Financial Officer) determined at the end of each year (referred to as covered employees). However, performance-based compensation that meets certain conditions is excluded from this limitation.

Any awards that the compensation committee intends to qualify for the Section 162(m) performance-based compensation deduction exemption must be based on pre-established, objective performance goals. These goals must be established by the Board in writing no later than 90 days after the beginning of the performance period to which the award relates (or before 25% of the performance period has elapsed for a period shorter than one year) and while the outcome is substantially uncertain. Performance goals must be based on an objective formula or standard and may be based on one or more criteria, including (1) earnings or earnings per share; (2) net operating margin; (3) cash flow return on investment; (4) earnings before interest, taxes, depreciation, and/or amortization; (5) return on stockholders’ equity achieved; (6) total stockholders’ return achieved; (7) any of the foregoing calculated on a “non-GAAP basis”; (8) the price of a share of common stock of the Company; (9) market share; (10) sales; (11) operating income; (12) operating expense ratios; (13) economic value added; or (14) any combination of the foregoing. Before the participant may receive any shares pursuant to such award, the compensation committee must certify that all of the performance goals have been met.

New Plan Benefits

No determination has been made with respect to the recipients of future awards under the Restated Incentive Plan, and it is not possible to specify the names or positions of persons to whom such awards will be granted, or the number of shares, within the limitations of the Restated Incentive Plan, to be covered by such awards.

Amendment, Modification or Termination of the Restated Incentive Plan

Our board of directors may at any time alter, amend, suspend or terminate the Restated Incentive Plan in whole or in part; provided, however, that to the extent required by applicable laws or Federal or state securities laws, any such modification or termination will be subject to the approval of our stockholders; and provided further, however, that such amendment will not materially adversely affect any outstanding awards unless the affected participant’s written consent is obtained.

Federal Income Tax Consequences

The following discussion of the Federal income tax consequences of the issuance, vesting, payment, sale and forfeiture of awards under the Restated Incentive Plan is based on an analysis of the Code, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, a participant may also be subject to state and local tax consequences in the jurisdiction in which he or she works and/or resides.

In general, no income will be recognized by a participant at the time an award of restricted stock is granted to him or her. Ordinary income will be recognized by a participant at the time any restrictions that apply to any restricted share terminate and the participant is no longer subject to a substantial risk of forfeiting such restricted share to us. The amount of such ordinary income due with respect to the award will normally equal the excess, if any, of the fair market value of the underlying shares of the common stock on the date the restricted share vests, over the price paid by the participant for the shares, if any. This ordinary income will also constitute wages subject to withholding by us. Any subsequent realized gain or loss on shares will be a capital gain or loss with the participant’s holding period measured from the date of vesting and with the participant’s basis in each share being equal to the price paid by the participant for such share, if any, plus the amount of ordinary income, if any, recognized with respect to such share upon vesting.

Notwithstanding the foregoing, a participant may within 30 days after a restricted share is granted to him or her under the Restated Incentive Plan elect under Section 83(b) of the Code, referred to in this proxy statement as a Section 83(b) election, to include in income as of the date of such grant the excess, if any, of the fair market value of a share of the common stock on the date of grant, over the price paid by the participant for such restricted share, if any. Such income will be ordinary income that will also constitute wages subject to withholding by us. If a participant subsequently vests in restricted shares as to which a Section 83(b) election has been made, such vesting will not result in a taxable event to the participant. If a participant makes a Section 83(b) election with respect to any restricted share, and subsequently is required under the Restated Incentive Plan to forfeit such restricted share or to sell the restricted share to us for the price paid by the participant, if any, the participant will not be entitled to a deduction with respect thereto and will not have a capital loss as a result thereof. Any gain or loss subsequently realized on a restricted share with respect to which a Section 83(b) election was made will be a capital gain or loss with the participant’s holding period measured from the date of grant and with the participant’s basis in each share being equal to the price paid by the participant for such share, if any, plus the amount of ordinary income, if any, recognized with respect to such share at the time of the Section 83(b) election.

We are entitled to a deduction for Federal income tax purposes for our taxable year in which ends the participant’s taxable year in which the participant is required to recognize the income from the award. Such deduction will ordinarily be in an amount equal to the amount included in income by the participant, although it is subject to certain specified limitations under Section 162(m) of the Code.

Limitation on Deduction of Certain Compensation.  A publicly held corporation may not deduct compensation over $1.0 million that is paid in any year to one of its executive officers who is a “covered employee” under Section 162(m) of the Code unless the compensation constitutes “qualified performance-based compensation” under the Code. The Restated Incentive Plan is designed to permit the grant of stock awards that are intended to qualify as “performance-based compensation” under Section 162(m) at the discretion of the compensation committee. However, as noted above, the compensation committee considers many factors when designing its compensation arrangements in addition to the deductibility of the compensation, and maintains the flexibility to grant awards pursuant to the Restated Incentive Plan that are non-deductible if they believe it is in the best interest of our Company and our shareholders.

Section 409A.  Awards granted pursuant to the Restated Incentive Plan are generally not intended to constitute “deferred compensation” subject to Section 409A of the Code. If an award does constitute “deferred compensation,” it is intended to comply with Section 409A of the Code.  A violation of Section 409A of the Code may subject a participant to immediate taxation of an award plus a 20 percent excise tax and interest.

 Change In Control. Any acceleration of the vesting of restricted stock under the Restated Incentive Plan in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an "excess parachute payment" under the Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company.

Tax Advice.  The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the Federal income tax aspects of the Restated Incentive Plan. A participant may also be subject to state and local taxes, or taxes in other jurisdictions, in connection with the grant of awards under the Restated Incentive Plan. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

The board of directors recommends that stockholders vote “FOR” the amendment and restatement of the Company’s Stock Incentive Plan, including the material terms of the performance goals as set out in Article VII of the Restated Incentive Plan.

PROPOSAL NO. 5
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE
COMPANY’S 2007 STOCK OPTION PLAN

On June 10, 2015, the board of directors adopted, subject to stockholder approval, the America’s Car-Mart, Inc. Amended and Restated Stock Option Plan, referred to in this proxy statement as the Restated Option Plan, for employees, directors and independent contractors of the Company and its parents, predecessors and subsidiaries.  The Restated Option Plan is an amendment and restatement of the America’s Car-Mart, Inc. 2007 Stock Option Plan, referred to in this proxy statement as the 2007 Option Plan, which was adopted by the board of directors on August 27, 2007, and approved by the Company’s stockholders on October 16, 2007, and subsequently amended on August 27, 2010 and October 7, 2013.  This amendment and restatement of the 2007 Option Plan extends the term of the Restated Option Plan to June 10, 2025, consistent with the Restated Incentive Plan.  The 2007 Option Plan is set to expire on August 27, 2017.

The number of shares of common stock originally authorized for issuance under the 2007 Option Plan was 1,000,000.  In August 2010, our stockholders approved an amendment to the 2007 Option Plan to increase the number of shares reserved for issuance under the plan by 500,000 shares to a total of 1,500,000 shares.  As of June 10, 2015, 290,500 options to purchase shares of common stock remained available for grant under the 2007 Option Plan.  This Restated Option Plan increases the number of shares reserved for issuance under the plan by an additional 300,000 shares to 1,800,000 shares.  This increase, along with the extension of the term of the plan, helps to ensure uninterrupted continuation of the plan.

In addition to extending the term and increasing the shares available for issuance under the Restated Option Plan, the purposes of this amendment and restatement of the 2007 Option Plan are to further the Company’s eligibility to deduct for federal income tax purposes certain stock option awards that may be granted to our executive officers in accordance with Section 162(m) of the Code, to make certain changes to plan provisions that are considered best practices for equity plans, and to make other general updates and revisions to the plan.  The material changes reflected in the Restated Option Plan include limiting the circumstances under which shares subject to stock options granted and exercised can be added back to the plan reserve (or “recycled”) for future grants; adding or updating provisions that limit the number of shares covered by stock options that may be granted to participants and to non-employee directors specifically; providing additional methods by which participants may pay the exercise price for outstanding stock options; clarifying the terms to prevent any reduction in the exercise price (or “repricing”) of outstanding stock options without stockholder approval and to prohibit the payment of dividends on any outstanding stock options; revising the terms under which unvested stock options may vest in connection with a change in control of the Company to require a “double trigger” event instead of merely a change in control; and making certain technical updates to further clarify the plan’s compliance with Section 409A of the Code.

The following summary of certain features of the Restated Option Plan is qualified in its entirety by reference to the full text of the Restated Option Plan, which is attached to this proxy statement as Appendix B and incorporated herein by reference.  The Restated Option Plan will become effective as of June 10, 2015, subject to stockholder approval.

The affirmative vote of the holders of a majority of the shares entitled to vote on, and that vote for or against or expressly abstain with respect to, this proposal at the annual meeting, if a quorum is present, shall be the act of the stockholders.

Nature and Purpose of the Restated Option Plan

The Restated Option Plan permits us to grant incentive options to selected employees and non-qualified options to selected employees, directors and independent contractors. The purpose of the Restated Option Plan is to encourage and enable selected employees, directors, and independent contractors to acquire or increase their holdings of our common stock in order to promote a closer identification of their interests with those of the company and our stockholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and stockholder value of the company.

Shares of Stock Subject to the Restated Option Plan

The shares of common stock of the Company issued or to be issued under the Restated Option Plan may be authorized but unissued shares of common stock, treasury shares or shares purchased on the open market or by private purchase.  The maximum number of shares of common stock that may be issued upon the exercise of stock options under the Restated Option Plan is 1,800,000 shares, which includes all shares available since the establishment of the 2007 Option Plan and reflects an increase of 300,000 shares over the maximum of 1,500,000 shares that may be issued under the 2007 Option Plan.  As of June 10, 2015, 290,500 options to purchase shares of common stock remained available for grant under the 2007 Option Plan.

If any shares covered by a stock option are not purchased or are forfeited, or if an award is settled in cash or otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the Restated Option Plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards. If, however, the option price, a withholding obligation or any other payment is satisfied by tendering shares or by withholding shares, or shares are purchased by the Company on the open market with the proceeds from a stock option exercise, those shares will not again be available for issuance under the Restated Option Plan.

If there is any change in the shares of our common stock because of a merger, consolidation or reorganization, or if the board of directors declares a stock dividend or stock split distributable in shares of common stock, or if there is a change in our capital stock structure affecting our common stock, the number of shares of common stock reserved for issuance under the Restated Option Plan will be correspondingly adjusted to prevent dilution or enlargement of options granted under the Restated Option Plan.

Option Provisions

Options for shares of common stock granted under the Restated Option Plan are issued at a price not less than the fair market value of the stock on the date of grant (or, in the case of an owner of more than 10% of the total combined voting power of all classes of our stock receiving an incentive option, 110% of such fair market value).  The term of an option granted under the Restated Option Plan is determined by the compensation committee.  The term of incentive options may not be more than ten years (five years for a 10% owner). Options are subject to vesting restrictions as our compensation committee deems advisable and/or required by applicable law or Federal or state securities laws. Unless otherwise provided in an award agreement, the exercise price of options granted under the Restated Option Plan may be paid (1) by cash, (2) by delivery of written notice of exercise and irrevocable instructions to a broker to promptly deliver the amount of sale or loan proceeds to pay the exercise price, (3) by delivery of other shares of common stock of the Company that that have been held by the participant for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes), (4) by a “net exercise” arrangement in which the number of shares issued upon exercise of the option is reduced by a number of shares with a fair market value that does not exceed the aggregate option price, or (5) by a combination of the foregoing methods.

Administration

The Restated Option Plan is administered by our compensation committee, and will continue to be so as long as the membership on such committee meets the requirements necessary for awards under the Restated Option Plan to satisfy exemption from the short-swing profit provisions under Rule 16b-3 of the Exchange Act and the performance-based exemption to the limitations of Section 162(m) of the Code. We believe that our compensation committee currently satisfies these requirements. If at any future time the compensation committee fails to meet these requirements, our board of directors will serve in its place. Subject to the provisions of the Restated Option Plan, our compensation committee has plenary authority in its discretion to select the individuals to whom options are awarded, the number of options to be included in each award, the time or times at which options are awarded and the terms, conditions, restrictions and limitations of awards, including vesting restrictions. Our compensation committee has the discretionary authority to interpret the Restated Option Plan and to establish, amend and rescind rules and regulations relating to it.

Term

The effective date of the Restated Option Plan is June 10, 2015 and it will expire on June 10, 2025.

Eligibility

An award of options may be made only to those persons selected by our compensation committee from among our employees, directors and independent contractors or the employees, directors and independent contractors of one of our parents, predecessors and subsidiaries. As of April 30, 2015, approximately 1,360 persons were eligible to receive options pursuant to the 2007 Option Plan.  In addition, an incentive option may only be granted to our employees or employees of one of our parents, predecessors and subsidiaries who do not own, immediately before the option grant, stock representing more than 10% of the total combined voting power of all classes of our stock; provided, however, that a 10% owner-employee may be granted an incentive option if the option price is at least 110% of the fair market value of the common stock and the option period does not exceed five years.

In making awards of options to participants, our compensation committee takes into account the duties of the respective participants, their present and potential contribution to our success and the success of our parents, predecessors and subsidiaries, and such other factors as our compensation committee deems relevant in connection with accomplishing the purposes of the Restated Option Plan. Although all of our executive and non-executive officers, employees and directors are eligible for awards under the Restated Option Plan, if selected by our compensation committee in its discretion, it is not possible, at this time, to predict the benefits and amounts that will actually be received by any individual participants or groups of participants in the future.

Limitation of Awards

Stock options granted to any plan participant in any one fiscal year may not exceed 250,000 shares of common stock authorized for issuance under the Restated Option Plan.  Stock options granted in any one fiscal year to any plan participant who is a non-employee director of the Company or any of its parents, predecessors and subsidiaries may not exceed 25,000 shares of common stock authorized for issuance under the Restated Option Plan.

Repricing

The Restated Option Plan prohibits the repricing of stock options awarded under the Restated Option Plan, unless such action is approved by the Company’s stockholders if required by the applicable rules of the NASDAQ Stock Market, referred to in this proxy statement as NASDAQ.

Transferability

Unless otherwise permitted by the compensation committee or provided for in a written agreement evidencing an award, stock options granted under the Restated Option Plan are not transferable other than by will or by the laws of intestate succession.  A plan participant may designate a beneficiary to exercise the options in event of the participant’s death.

Termination of Service

An option may not be exercised after the termination date of such option as set forth in the stock option agreement. In the event a participant in the Restated Option Plan terminates continuous service with the Company, a stock option may not be exercised except to the extent provided in the stock option agreement. In the event of a participant’s death, disability or termination without cause, unless an option agreement provides otherwise, the compensation committee may generally accelerate the exercisability or vesting of an option and the option may be exercised for a certain time period following the participant’s termination of service.  The option will terminate to the extent not exercised on the last day of the period specified in the option agreement or the plan, or the last day of the original term of the option, whichever comes first.

Change in Control

In the event of a change in control (as defined in the Restated Option Plan), the Company or the surviving entity or successor to the Company may elect to cancel the outstanding stock options.  If such stock options are cancelled pursuant to the previous sentence, then each unvested stock option will vest automatically immediately before the stock options are cancelled, and each participant holding outstanding options will be entitled to receive a cash payment or distribution equal to the excess of the fair market value (as of the date of the change in control) of each share of common stock exercisable under such options over the exercise price for such share, multiplied by the number of shares covered by the stock options.  However, if the exercise price exceeds the fair market value of the common stock as of the date of the change in control, such stock option will be cancelled and forfeited and the participant will not receive any payment or distribution for such option.  If, in connection with a change in control (as defined in the Restated Option Plan), a plan participant’s employment is terminated by the Company or the surviving entity or by such participant voluntarily with good reason (as defined in the Restated Option Plan) within the period beginning six months before and ending two years after the change in control, all stock options held by the affected participant will become fully vested and immediately exercisable on the later of the date of the change in control or the date of termination of the participant’s employment in connection with a change in control.

New Plan Benefits

Following and subject to approval of the Restated Option Plan by the stockholders, stock options representing 30,000 shares will be awarded under the Restated Option Plan to each of our Chief Executive Officer, William H. Henderson, and our Chief Financial Officer, Jeffrey A. Williams, in accordance with their employment agreements.  In addition, historically, each of our non-employee directors has received an annual stock option grant representing 5,000 shares on May 1 of each year, and we anticipate that the non-employee directors may receive similar stock option grants in future years.  No determination has been made with respect to the recipients of other future awards under the Restated Option Plan, and it is not possible to specify the names or positions of persons to whom such awards will be granted, or the number of shares, within the limitations of the Restated Option Plan, to be covered by such awards. The following table shows the number and dollar value benefit of all options that we currently anticipate will be awarded, to the extent determinable, during the next twelve (12) months to (i) each of our named executive officers, (ii) all current executive officers as a group, (iii) all non-executive directors as a group, and (iv) all non-executive officers and employees as a group:

New Plan Benefits Under
Restated Stock Option Plan

Name and Position	Dollar Value(1)	Number of Stock Options
William H. Henderson, Chief Executive Officer	$1,606,200	30,000(2)
Jeffrey A. Williams, Chief Financial Officer & Secretary	$1,606,200	30,000(2)
Executive Group	$3,212,400(3)	60,000(3)
Non-Executive Director Group	$1,338,500(4)	25,000(4)
Non-Executive Officer Employee Group	*	*
____________________
* Not determinable.
1 Amounts are calculated by using the closing market price of our common stock as reported on NASDAQ on June 10, 2015 of $53.54.
2 Reflects the number of stock options to be issued to the executive pursuant to his employment agreement effective May 1, 2015, which will be issued after and subject to stockholder approval of the Restated Option Plan at the annual meeting.  See section titled “Executive Compensation – Employment Agreements” of this proxy statement for more information regarding the terms of these options.
3 Consists of the stock options to be issued to Mr. Henderson and Mr. Williams pursuant to their employment agreements as set forth above.
4 Reflects the stock options anticipated to be issued to the Non-Executive Director Group on May 1, 2016, assuming our five current non-executive directors are then serving as directors.

Amendment and Termination of the Restated Option Plan

Our board of directors may at any time amend or terminate the Restated Option Plan and any award granted pursuant to the Restated Option Plan, in whole or in part; provided, however, that to the extent required by applicable law, rule or regulation, any such amendment or termination will be subject to the approval of our stockholders; and provided further, however, that such amendment or termination will not adversely affect any outstanding awards unless the affected participant’s written consent is obtained.

Federal Income Tax Consequences

The following discussion of the Federal income tax consequences of the issuance, vesting, payment, sale and forfeiture of options granted under the Restated Option Plan is based on an analysis of the Code, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, a participant may also be subject to state and local tax consequences in the jurisdiction in which he or she works and/or resides.

Non Qualified Options. The grant of a non-qualified option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares of common stock acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

The exercise of a non-qualified option through the delivery of previously acquired shares will generally be treated as a non-taxable, like-kind exchange as to the number of shares surrendered and the identical number of shares received under the option. That number of shares will take the same basis and, for capital gains purposes, the same holding period as the shares that are given up. The value of the shares received upon such an exchange that are in excess of the number given up will be includible as ordinary income to the participant at the time of the exercise. The excess shares will have a new holding period for capital gain purposes and a basis equal to the value of such shares of common stock determined at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise or ending one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code.

The excess of the fair market value of the shares of common stock at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares of common stock acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after receiving the transfer of such shares of common stock, then, upon disposition of such shares of common stock, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and the Company will not be entitled to any deduction. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income, and a corresponding deduction will be allowed to the Company, at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

The exercise of an incentive stock option through the exchange of previously acquired shares of common stock will generally be treated in the same manner as such an exchange would be treated in connection with the exercise of a non-qualified option; that is, as a non-taxable, like-kind exchange as to the number of shares given up and the identical number of shares received under the option. That number of shares will take the same basis and, for capital gain purposes, the same holding period as the shares that are given up. However, such holding period will not be credited for purposes of the one-year holding period required for the new shares to receive incentive stock option treatment. Shares received in excess of the number of shares given up will have a new holding period and will have a basis of zero or, if any cash was paid as part of the exercise price, the excess shares received will have a basis equal to the amount of the cash. If a disqualifying disposition, which is a disposition before the end of the applicable holding period, occurs with respect to any of the shares received from the exchange, it will be treated as a disqualifying disposition of the shares with the lowest basis.

If the exercise price of an incentive stock option is paid with shares of common stock acquired through a prior exercise of an incentive stock option, gain will be realized on the shares given up and will be taxed as ordinary income if those shares have not been held for the minimum incentive stock option holding period, which holding period is two years from the date of grant and one year from the date of transfer, but the exchange will not affect the tax treatment, as described in the immediately preceding paragraph, of the shares received.

In general, an option granted under the Restated Option Plan that is designated as an incentive stock option would be taxed as described above. However, in some circumstances an option that is designated as an incentive stock option will be treated as a non-qualified stock option and the holder taxed accordingly. For example, a change in the terms of an option that gives the employee additional benefits may be treated as the grant of a new option. Unless all the criteria for treatment as an incentive stock option are met on the date the “new option” is considered granted (such as the requirement that the option be granted only to an employee), the option will be treated and taxed as a non-qualified stock option.

Limitation on Deduction of Certain Compensation.  A publicly held corporation may not deduct compensation over $1.0 million that is paid in any year to one of its executive officers who is a “covered employee” under Section 162(m) of the Code unless the compensation constitutes “qualified performance-based compensation” under the Code. The Restated Option Plan is designed to permit the grant of stock options that are intended to qualify as “performance-based compensation” under Section 162(m). However, as noted above, the compensation committee considers many factors when designing its compensation arrangements in addition to the deductibility of the compensation, and maintains the flexibility to grant awards pursuant to the Restated Option Plan that are non-deductible if they believe it is in the best interest of our Company and our shareholders.

Section 409A.  Options granted pursuant to the Plan are generally not intended to constitute “deferred compensation” subject to Section 409A of the Code. If an award does constitute “deferred compensation,” it is intended to comply with Section 409A of the Code. A violation of Section 409A of the Code may subject a participant to immediate taxation of an award plus a 20 percent excise tax and interest.

 Change In Control. Any acceleration of the vesting or payment of options under the Restated Option Plan in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an "excess parachute payment" under the Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company.

Tax Advice.  The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the Federal income tax aspects of the Restated Option Plan. A participant may also be subject to state and local taxes, or taxes in other jurisdictions, in connection with the grant of awards under the Restated Option Plan. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

General. The Restated Option Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

The board of directors recommends a vote "FOR" the amendment and restatement of the Company’s 2007 Stock Option Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding outstanding options and shares reserved for future issuance under the 2005 Incentive Plan and the 2007 Option Plan as of April 30, 2015:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by the stockholders:
2005 Incentive Plan	-	-	177,527
2007 Option Plan	981,750	$24.05	290,500
Total All Plans	981,750	$24.05	468,027

Equity compensation plans not approved by the stockholders	-	-	-

CORPORATE GOVERNANCE AND BOARD MATTERS

Meetings of the Board of Directors

During our last fiscal year, our board of directors held seven meetings.  Each incumbent director attended at least 75% of the aggregate number of meetings held by the board of directors and by the committees of the board of directors on which such director served.

It is the policy of our board of directors that all directors should attend the annual meeting of stockholders unless unavoidably prevented from doing so by unforeseen circumstances.  All directors attended the 2014 annual meeting of stockholders.

Board Independence

Our board of directors currently consists of seven members.  Our board of directors has determined that Daniel J. Englander, Kenny Gunderman, John David Simmons and Robert Cameron Smith are “independent” as defined by the listing standards of NASDAQ.  Our independent directors meet separately at least twice each year.

Board Leadership Structure

Currently, Mr. Henderson serves as Chief Executive Officer and Mr. Simmons serves as the lead director of the board.  The board of directors currently believes that this leadership structure is advantageous because it allows Mr. Henderson to focus on the management of our business and our day-to-day operations.  However, the board of directors does not have a policy that requires that the positions of lead director and Chief Executive Officer be held by different people.  The board of directors believes that this gives it the flexibility to determine that one person should hold both positions if such leadership structure would be in our best interests and the best interests of our stockholders.

The Board’s Role in Risk Oversight

The audit committee reviews and discusses with management our processes and policies with respect to risk assessment and risk management. In addition, our risk oversight process involves the board receiving information from management on a variety of matters, including operations, legal, regulatory, finance, reputation and strategy, as well as information regarding any material risks associated with each matter. The full board (or the appropriate board committee, if the board committee is responsible for the oversight of the matter) receives this information through updates from the appropriate members of management to enable it to understand and monitor the company’s risk management practices. When a board committee receives an update, the chairperson of the relevant board committee reports on the discussion to the full board during the next board meeting. This enables the board and the board committees to coordinate the risk oversight role.

Stockholder Communications with the Board of Directors

Our board of directors has implemented a process for stockholders to send communications to our board of directors.  Any stockholder desiring to communicate with our board of directors, or with specific individual directors, may do so by writing to our Secretary at 802 Southeast Plaza Ave., Suite 200, Bentonville, Arkansas 72712.  Our Secretary has been instructed by our board of directors to promptly forward all such communications to our board of directors or such individual directors.

Committees of the Board of Directors

Our board of directors presently has three standing committees: audit committee, compensation and stock option committee, referred to in this proxy statement as the compensation committee, and nominating committee.  Each of these committees is described below.

Audit Committee

Our audit committee assists our board of directors in overseeing our accounting and financial reporting process and audits for our financial statements.  It is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm.  Our audit committee reviews the auditing accountant’s audit of our financial statements and its report thereon, management’s report on our system of internal controls over financial reporting, various other accounting and auditing matters and the independence of the auditing accountants.  The committee reviews and pre-approves all audit and non-audit services performed by our auditing accountants, or other accounting firms, other than as may be allowed by applicable law.  Our audit committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting and auditing matters.  Our audit committee meets with management to review any issues related to matters within the scope of the audit committee’s duties.  The committee operates pursuant to a written charter adopted by our board of directors, which may be found on our website at www.car-mart.com.

Our audit committee presently consists of Robert Cameron Smith, John David Simmons and Daniel J. Englander, Chairman, each of whom is “independent,” as such term is defined by the NASDAQ listing standards and Rule 10A-3 of the Exchange Act.  In addition, the board has determined that each audit committee member is able to read and understand fundamental financial statements and, other than strictly in his capacity as a member of our board of directors or a committee of our board of directors, has not participated in preparing our financial statements in any of the past three years.  Our board of directors has determined that Daniel J. Englander is an “audit committee financial expert,” as defined by the rules of the SEC.  Our audit committee held four meetings during the last fiscal year.  See “Audit Committee Report” for additional information regarding our audit committee.

Compensation Committee

Our compensation committee presently consists of Kenny Gunderman, Daniel J. Englander and Robert Cameron Smith, Chairman, each of whom the board of directors has determined to be “independent” as defined by the NASDAQ listing standards. In addition, all compensation committee members are “outside directors” within the meaning of Section 162(m) of the Code, and also “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act.  Our compensation committee assists our board of directors with respect to our compensation programs and compensation of our executive officers and is authorized to administer our equity and non-equity incentive plans.  Our compensation committee operates pursuant to a written charter adopted by our board of directors, which may be found on our website at www.car-mart.com.   Our compensation committee held five meeting during the last fiscal year.  See “Executive Compensation – Compensation Discussion and Analysis – Role of Compensation Committee” for additional information.

Nominating Committee

Our nominating committee presently consists of our current independent board members, Daniel J. Englander, Kenny Gunderman, John David Simmons and Robert Cameron Smith.  Our nominating committee operates pursuant to a written charter adopted by our board of directors, which may be found on our website at www.car-mart.com.  Nominees for election to our board of directors are considered and recommended by our nominating committee.  Our full board of directors considers the recommendations of the nominating committee and recommends the nominees to our stockholders.  Our nominating committee’s process for identifying and evaluating potential nominees includes soliciting recommendations from our directors and officers and considering nominations from our stockholders.  Absent special circumstances, our nominating committee will continue to nominate qualified incumbent directors whom the nominating committee believes will continue to make important contributions to our board of directors.  While there are no minimum qualifications for nomination, our nominating committee generally requires that nominees be persons of sound ethical character, be able to represent all stockholders fairly, have no material conflicts of interest, have demonstrated professional achievement, have meaningful experience and have a general appreciation of the major issues facing us.  In addition, the board of directors believes that it, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee our business.  In seeking a diversity of background, the nominating committee seeks a variety of occupational and personal backgrounds in order to obtain a range of viewpoints and perspectives.  Accordingly, the nominating committee considers the qualifications of directors and director candidates individually and in the broader context of the board’s overall composition and our current and future needs.  In evaluating nominees, and considering incumbent directors for nomination, the nominating committee has considered all of the criteria described above and the nominating committee believes that all of the seven director nominees listed above are highly qualified and have the skills and experience required for service on our board of directors. The biographies above contain specific information regarding the experiences, qualifications and skills of each of our director nominees.  Our nominating committee held one meeting during the last fiscal year.

Stockholder Nominations

Our nominating committee will consider persons recommended by our stockholders in selecting nominees for election.  Our nominating committee does not have a formal policy with regard to the consideration of any director candidates recommended by stockholders because it believes that it can adequately evaluate any such nominee on a case-by-case basis.  However, our nominating committee would consider for possible nomination qualified nominees recommended by stockholders.  Stockholders who wish to propose a qualified nominee for consideration should submit complete information as to the identity and qualifications of that person to our Secretary at 802 Southeast Plaza Ave., Suite 200, Bentonville, Arkansas 72712.  See “Stockholder Proposals” for information regarding the procedures that must be followed by stockholders in order to submit stockholder proposals, including proposals to nominate director candidates.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been one of our officers or employees.  There are no compensation committee interlocks and no insider participation in compensation decisions that are required to be disclosed in this proxy statement.

Code of Ethics

We have adopted a code of business conduct and ethics that applies to all employees, including executive officers and directors.  A copy of our code was filed as Exhibit 14.1 to our annual report on Form 10-K for the fiscal year ended April 30, 2004.  In the event that we make any amendments to, or grant any waiver from, a provision of the code that requires disclosure under applicable SEC or NASDAQ rules, we will disclose such amendment or waiver and the reasons for such amendment or waiver as required.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our outstanding common stock to file with the SEC reports of changes in ownership of our common stock held by such persons.  Executive officers, directors and greater than 10% stockholders are also required to furnish us with copies of all forms they file under Section 16(a).  To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during the fiscal year ended April 30, 2015, our executive officers, directors and greater than 10% stockholders complied on a timely basis with all Section 16(a) filing requirements applicable to them.

Director Compensation Table

The following table provides certain information concerning compensation for each director during the fiscal year ended April 30, 2015.  Mr. Henderson and Mr. Williams, who are members of our board of directors, have been omitted from this table since they received no compensation for serving on our board of directors and their compensation is included in the Summary Compensation Table on page 33 of this proxy statement.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)1, 2	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Daniel J. Englander	$50,000		$60,965				$110,965
Kenny Gunderman	$30,000		-				$30,000
Eddie L. Hight 3	-		-			$48,571	$48,571
William M. Sams 4	$10,000		$60,965				$70,965
John David Simmons	$45,000		$60,965				$105,965
Robert Cameron Smith	$40,000		$60,965				$100,965
___________________
1   In accordance with SEC rules, the amount shown reflects the grant date fair value of stock options granted during the fiscal year ended April 30, 2015 calculated pursuant to Financial Accounting Standards Board Codification (ASC) 718, Compensation – Stock Compensation.  Refer to “Financial Statements and Supplementary Data – Notes to Consolidated Financial Statements – Note K:  Stock-Based Compensation Plans” included in our Annual Report on Form 10-K filed on June 12, 2015 for the relevant assumptions used to determine the valuation of our option awards.
2 The following are the aggregate number of option awards outstanding held by each of our directors as of April 30, 2015: Mr. Englander - 33,750; Mr. Gunderman – 0; Mr. Hight – 170,500; Mr. Sams – 0; Mr. Simmons – 36,500 and Mr. Smith – 22,500.
3     Mr. Hight did not receive any compensation for serving on our board of directors during fiscal year 2015.  His compensation consists of $40,000 salary as the Associate Development Manager, $6,000 for use of company automobile, $800 for matching contributions to our 401(k) plan, $125 for insurance premiums and $1,646 for reimbursement of expenses under our executive health insurance plan.
4     Mr. Sams retired from the board of directors upon completion of his term at our annual stockholders’ meeting on July 30, 2014.

Discussion of Director Compensation

Effective November 1, 2011, each non-employee director receives a $40,000 annual retainer.  The lead director receives an additional $5,000 annual retainer and the chairman of our audit committee receives an additional $10,000 annual retainer.  Directors who are also our employees do not receive separate compensation for their services as a director.  On the first business day of May in each year, each of our non-employee directors also receives an option under our stock option plan to purchase 5,000 shares of common stock.  These options are issued at an exercise price equal to the fair market value of our common stock on the date of grant.  These options are vested upon grant and are exercisable for a period of up to ten years from the date of grant or, in the event that a director ceases to be one of our directors for any reason, one year following the date on which such director ceased to be a director, if earlier.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy

Our compensation philosophy is to align the interests of our executive officers with those of our stockholders and induce our executive officers to remain in our employ.  We believe that this is best accomplished by the following:

•	paying executives a base salary commensurate with their backgrounds, industry knowledge, special skill sets and responsibilities;

•	offering incentive cash bonuses conditioned on our consolidated financial results; and

•	making periodic grants of restricted stock and/or stock options.

Our overall goal is to ensure that our executive compensation program and policies are consistent with our strategic business objectives and that we provide incentives for the attainment of those objectives.  We strive to accomplish this goal in the context of a compensation program that includes annual base salary, annual cash incentives and stock ownership.

Role of Compensation Committee

Our compensation committee retains broad flexibility in the administration of our executive compensation program.  We believe this flexibility is critical to retaining key executives.  Our compensation committee is focused on ensuring that executive compensation is directly tied to our economic performance.

Our compensation committee operates under a written charter adopted by our board of directors.  Our compensation committee has several duties and responsibilities, including the following:

•	establish and review our overall executive compensation philosophy;

•	review and approve our goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, including annual performance objectives;

•
on an annual basis, review the compensation and performance of our officers, review and approve corporate goals relevant to the compensation of our Chief Executive Officer and other executive officers, evaluate our Chief Executive Officer’s performance in light of these goals and objectives, evaluate the performance of our other executive officers, and based on such evaluation, approve the annual compensation of our Chief Executive Officer and other executive officers;

•
review the annual compensation discussion and analysis and produce an annual report on executive compensation for inclusion in our annual proxy statement, in accordance with all applicable rules and regulations;

•
as requested by our board of directors, make recommendations to our board of directors with respect to the approval of incentive compensation plans and equity-based incentive plans, and administer such plans;

•
periodically review the policies and criteria for the administration of all executive compensation programs, the operations of the compensation programs and whether they are achieving their intended purposes;

•	monitor compliance by executives with the terms and conditions of our executive compensation plans and programs;

•	establish and periodically review policies in the area of senior management perquisites;

•	review board of director compensation levels and practices periodically, and recommend to our board of directors, from time to time, changes in such compensation levels and practices;

•	review and approve plans and processes for management development and succession; and

•	periodically review and reassess the adequacy of the compensation committee charter and recommend any proposed changes to our board of directors for approval.

For additional information on the duties and responsibilities of our compensation committee, see our compensation committee charter available on our website at www.car-mart.com.

Compensation Process

Our compensation committee reviews and administers our compensation program for each of our “named executive officers”.  Our named executive officers for fiscal year 2015 consisted of our Chief Executive Officer, Mr. William H. Henderson, and our Chief Financial Officer, Mr. Jeffrey A. Williams.  Compensation is typically set at multi-year increments in order to help ensure that longer-term results are the primary focus, which we believe is critically important in our industry.  Our compensation committee also periodically meets with our Chief Executive Officer, who provides insight into how other individual executives are performing.

Consideration of2014 StockholderSay on Pay Vote

At our 2014 Annual Meeting of Stockholders, the stockholders approved, on an advisory basis, the compensation of the named executive officers (93.9% of votes cast).  The compensation committee believes this level of stockholder support reflects a strong endorsement of our company’s compensation policies and decisions. The compensation committee has considered the results of this advisory vote on executive compensation in determining our compensation policies and decisions for 2015, and has determined that these policies and decisions are appropriate and in the best interests of our company and its stockholders at this time. In addition, our board of directors has considered the 2011 stockholder vote and management’s recommendation regarding the frequency of future stockholder advisory votes on the compensation of our named executive officers and has adopted the stockholders’ recommendation of an annual advisory vote on the compensation of our named executive officers until the next required vote on this matter to be held in 2017, or until the board of directors otherwise determines that a different frequency for such advisory votes is in the best interests of our stockholders.

Employment Agreements

We have employment agreements with our Chief Executive Officer and our Chief Financial Officer.  We believe that the employment agreements, which include change-in-control provisions, are necessary to attract and retain executives in light of all relevant factors, which include each officer’s past employment experience, desired terms and conditions of employment, and the strategic importance of their respective positions.  We believe that the change-in-control provisions are necessary to maintain stability among our executive group and that the terms of such provisions are reasonable based on our review of similar provisions for similar companies.  Our compensation committee reviews the employment agreements at the time such agreements are entered into in order to determine current market terms for the particular executive and agreement.  See “Executive Compensation – Employment Agreements” and “Executive Compensation – Change in Control Agreements” for a discussion of the terms of the employment agreements.

Total Compensation and Elements of Compensation

Our principal focus is on total compensation, a significant portion of which is based on each executive’s performance and is not guaranteed.  Although we do informally review what other companies within our industry or other companies of comparable size, growth, performance and complexity are offering to their executives, we believe the appropriate level of compensation is determined through careful consideration of the individual employee and our business goals.  We consider a variety of factors in determining the total compensation for our named executive officers, including their backgrounds, industry knowledge, special skill sets and responsibilities.

Our executive compensation program primarily consists of base salary, annual short-term incentives in the form of cash awards, and long-term incentives in the form of restricted stock and/or stock options.  We also provide certain of our named executive officers with minimal perquisites and personal benefits.  In addition, we provide our named executive officers with the ability to contribute a portion of their earnings to our 401(k) plan.  Our 401(k) plan is available generally to all of our employees.  In September 2014, we also adopted a nonqualified deferred compensation plan under which our named executive officers may defer a portion or all of their salary and bonus to be paid following the executive’s termination, death or other date specified upon the executive’s election to make such deferrals.  See “Executive Compensation – Deferred Compensation Plan” and “Executive Compensation – Change in Control Agreements” for a discussion of the terms of the nonqualified deferred compensation plan.

Base Salary

We offer what we believe to be competitive base salaries to our named executive officers.  The base salary must be sufficient to attract talented executives and provide a secure base of cash compensation.  Due to the relatively small size of our industry and the limited number of public competitors, we have not engaged in any formal compensation benchmarking studies; however, our base salary levels for our named executive officers are generally set to be competitive in relation to salary levels of executive officers in other companies within our industry or other companies of comparable size, growth, performance and complexity, while also taking into consideration the executive officer’s position, responsibility and special expertise.  Annual base salary increases, typically determined in May of each year, are not assured and adjustments to base salary take into account subjective factors such as the executive’s performance during the prior year, responsibilities and experience.  During fiscal year 2015, Mr. Henderson received a 6% increase in base salary to $466,400 and Mr. Williams received a 6% increase in base salary to $367,290.  During fiscal year 2014, Mr. Henderson did not receive an increase in base salary; Mr. Williams received a 5% increase in base salary to $346,500.  There were no salary increases made during fiscal year 2013.  The factors considered in deciding to grant these increases included performance of the Company in the prior fiscal year, their direct contributions to the increased profitability of the Company, increased experience and specialized industry knowledge as well as compensation levels the compensation committee considered to be appropriate to remain generally competitive with similarly sized public companies. See “Executive Compensation – Employment Agreements” for a discussion of the terms of the employment agreements.

 GAAP Earnings per Share

The performance criteria for our named executive officers’ short-term incentive compensation and a portion of their long-term incentive compensation have been based on fully diluted GAAP earnings per share.  Because we have fully instituted measures to better monitor operating results, including economic profits (net operating profit after taxes minus the cost of capital (after tax) necessary to generate those profits), and significant infrastructure investments have been made and have become a standard part of our operations, the compensation committee has used fully diluted GAAP earnings per share as the measure for incentive compensation.  Using fully diluted GAAP earnings per share directly aligns the goals of our named executive officers with our stockholders.  See “Executive Compensation – Employment Agreements” for a discussion of the terms of the employment agreements and the performance criteria for each named executive officer.

Short-Term Incentive Compensation

Our short-term incentive plans for our named executive officers, which are contained in their employment agreements, are intended to drive short-term operating and financial results deemed crucial to our long-term term success.  Our program entails granting annual cash incentive bonuses which are dependent on our performance.  The purpose of the annual cash incentive bonuses paid to our named executive officers is to reflect the breadth of their experience and responsibility, and to make the cash component of their compensation competitive.  These cash incentive bonuses are a material portion of the named executive officers’ overall compensation.  All such cash incentive bonuses are subject to our compensation committee’s discretion to award cash incentives greater than the target if deemed appropriate.  Our compensation committee also administers the calculation of amounts earned under the short-term incentive plans.

The performance criteria for our short-term incentive plans for our named executive officers are based on fully diluted GAAP earnings per share.  Target payments ranged from 37% to 54% of base salary under the 2009 amendments the officers’ employment agreements that expired April 30, 2015, depending on the named executive officer’s position and our performance as related to our fully diluted GAAP earnings per share goals.  On June 10, 2015, we entered into new employment agreements with our named executive officers effective May 1, 2015.  Under the officers’ new employment agreements, target payments range from 15% to 29% of base salary, depending on the named executive officer’s position and our performance as related to our fully diluted GAAP earnings per share goals.  Our compensation committee set the awards for each named executive officer based on the duration of employment with us, job responsibilities, industry knowledge, special skills and performance.  The performance goals are set at levels that our compensation committee considers attainable, but not assured, and representative of solid operating and financial performance within our industry.  See “Executive Compensation – Employment Agreements” for a discussion of the performance criteria for each named executive officer.

Long-Term Incentive Compensation

Our compensation objective of inducing executives to remain in our employ as well as aligning their interests with those of our stockholders leads us to make periodic equity awards.  These awards provide incentives for our named executive officers to remain with us over the long term and gives the compensation committee additional flexibility to reward superior performance by our named executive officers.  We believe that dependence on equity for a significant portion of a named executive officer’s compensation more closely aligns such executive’s interests with those of our stockholders, since the ultimate value of such compensation is linked directly to our stock price.

We utilize our two equity incentive plans for our long-term incentive compensation, the 2007 Option Plan for stock option awards and the 2005 Incentive Plan for restricted stock awards.  On June 10, 2015, our board of directors adopted, subject to stockholder approval at the annual meeting, the Restated Option Plan and the Restated Incentive Plan, which amend and restate the 2007 Option Plan and the 2005 Incentive Plan, respectively.  The allocation of long-term incentive compensation between stock options and restricted stock is generally made with the goal of rewarding long-term service with the issuance of restricted shares and rewarding efforts related to increasing the stock price over the long-term with the issuance of stock options.

In fiscal year 2010, in connection with the amendments to the employment agreements of our named executive officers, our compensation committee granted the named executive officers restricted stock awards that vested upon the attainment of certain fully diluted GAAP earnings per share goals.  In addition, each of the named executive officers was granted stock options that vested in equal installments at the end of each of fiscal year 2011, 2012, 2013, 2014 and 2015.  Under the named executive officers’ new employment agreements effective May 1, 2015, each named executive will be granted stock options on the date of our 2015 annual meeting, subject to stockholder approval of the Restated Option Plan at the annual meeting, which will vest, if at all, at the end of fiscal year 2020.  A portion of these stock options will be subject to time-based vesting while the remainder will be subject to performance vesting based on the attainment of certain cumulative consolidated net income growth goals.  See “Executive Compensation – Employment Agreements” for a discussion of the terms of these long-term incentive compensation awards to our named executive officers.

The compensation committee does not have any current plans to make additional specific grants of stock options or restricted stock to our named executive officers.  However, subject to the approval of the Restated Option Plan and the Restated Incentive Plan by our stockholders, the compensation committee may in the future grant additional equity awards to our named executives as part of our strategy of providing meaningful long-term performance-based incentives for our management team in order to more closely align management’s interest with the interests of our stockholders.

Perquisites and Personal Benefits

Our named executive officers receive additional compensation consistent with our philosophy of hiring and retaining key personnel.  Such perquisites include executive health insurance, automobile allowances, club dues and matching contributions to our 401(k) plan.  See “Executive Compensation – Summary Compensation Table for Fiscal Years 2015, 2014 and 2013” for the aggregate incremental cost to us of such benefits.

Equity Ownership Guidelines

We have an ownership philosophy, rather than a formal policy, regarding equity ownership by our named executive officers.  The objectives of our philosophy are to instill an ownership mindset among our senior management and to align the interests of our named executive officers with the interests of our stockholders.  The long-term incentive compensation arrangements discussed above are intended to align the beneficial ownership interests of our named executive officers with our compensation committee’s ownership level expectations.

Deductibility of Executive Compensation

Section 162(m) of the Code generally limits the deductibility of compensation paid to our named executive officers other than our Chief Financial Officer to $1 million during any fiscal year unless such compensation is "performance-based" under Section 162(m). Historically, Section 162(m) has not been a material consideration for our compensation committee due to the levels and types of compensation paid to our named executive officers.  We track the potential consequences of the deduction limitation of Section 162(m) in relation to our compensation arrangements, and generally, we intend to structure our compensation arrangements for our executive officers in order to avoid the deduction limitation of Section 162(m).  However, the compensation committee considers many factors when designing its compensation arrangements in addition to the deductibility of the compensation, and maintains the flexibility to grant awards or pay compensation amounts that are non-deductible if they believe it is in the best interest of our Company and our stockholders.

Accounting for Stock-Based Compensation

In accordance with recent SEC rule changes, stock-based compensation expense is computed in accordance with accounting rules that are a part of GAAP as set forth in Financial Accounting Standards Board’s Accounting Standards Codification Topic 718.  The expense related to equity compensation has been and will continue to be a material consideration in our overall compensation program.

Risk Considerations in our Compensation Program

The compensation committee is responsible for reviewing and overseeing the compensation and other benefits structure applicable to our employees generally.  We do not believe that our compensation policies and practices for our employees give rise to risks that are reasonably likely to have a material adverse effect on our company.  In reaching this conclusion, we considered the following factors:

•	Our compensation program is designed to provide a combination of both fixed and variable incentive compensation.

•
The variable portions of compensation are designed to reward both annual performance and longer term performance.  We believe this lessens any incentive for short-term risk taking that could be detrimental to our company’s long-term best interests.

•	A significant portion of our management’s compensation is based on the performance of our company as a whole.

Summary Compensation Table for Fiscal Years 2015, 2014, and 2013

The following table provides certain information concerning compensation earned for services rendered in all capacities by our named executive officers during the fiscal years ended April 30, 2015, 2014 and 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Award ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)1	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
William H. Henderson Chief Executive Officer	2015 2014 2013	$451,1692 $440,000 $440,000	- - $25,000	- - -	- - -	- - $101,338	- - -	$50,627 $27,859 $14,888	$501,796 $467,859 $581,226
Jeffrey A. Williams Chief Financial Officer and Secretary	2015 2014 2013	$355,296 $346,500 $330,000	- - $20,000	- - -	- - -	- - $56,749	- - -	$29,419 $26,768 $31,467	$384,715 $373,268 $438,216
_________________
1 These amounts include matching contributions to our 401(k) plan, payment of  insurance premiums, reimbursement of expenses under our executive health insurance plan and use of company automobile as follows: For fiscal year 2015, Mr. Henderson - $7,750 for use of company automobile, $2,691 for club dues, $2,146 for matching contributions to our 401(k) plan, $4,471 for insurance premiums, $1,020 for Christmas bonus and $32,549 for reimbursement of expenses under our executive health insurance plan; Mr. Williams - $3,850 for use of company automobile, $1,788 for club dues, $3,594 for matching contributions to our 401(k) plan, $4,471 for insurance premiums, $590 for Christmas bonus and $15,126 for reimbursement of expenses under our executive health insurance plan.
2 Mr. Henderson deferred $229,985 of his salary for fiscal year 2015 under our nonqualified deferred compensation plan.

Our named executive officers are entitled to all benefits generally made available to our employees, including the eligibility to participate in our 401(k) plan.  Our 401(k) plan is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended, referred to in this proxy statement as the Code.  In general, all of our employees who are at least 21 years of age are eligible to participate in our 401(k) plan immediately upon hire.  Our 401(k) plan includes a salary deferral arrangement pursuant to which the participants may contribute up to the maximum amount permitted by the Code.  We may make both matching and additional contributions, subject to certain Code limitations, at the discretion of our board of directors.  A separate account is maintained for each participant in our 401(k) plan.  The portion of a participant’s account attributable to his or her own contributions is 100% vested.  Distributions from our 401(k) plan may be made in the form of a lump sum cash payment or, for required minimum distribution, in installment payments.

Grants of Plan-Based Awards during Fiscal Year 2015

There were no grants of plan-based awards during fiscal year 2015.

Employment Agreements

In August 2007, we entered into employment agreements with each of our named executive officers and in November 2009, we entered into amendments to such employment agreements.  In June 2015, we entered into new employment agreements with our two named executive officers effective May 1, 2015, covering the compensation of our named executive officers through fiscal year 2020. The following is a discussion of the employment agreements related to the compensation earned by and paid to our named executive officers for fiscal year 2015 as well as the terms of the new employment agreements.

Each of the employment agreements with our named executive officers contains an agreement not to compete, which covers the term of employment and one year thereafter, a covenant against the solicitation of employees and customers, which covers the term of employment and one year thereafter, a provision against the use and disclosure of trade secrets, which covers the term of employment and an indefinite period thereafter, and a provision against the use and disclosure of confidential information, which covers the term of employment and two years thereafter.

William H. Henderson.  Pursuant to the his employment agreement effective May 1, 2015, Mr. Henderson agreed to serve as a senior executive officer of our operating subsidiary for a term beginning May 1, 2015 and ending on April 30, 2020.  Mr. Henderson is entitled to a base annual salary of $466,400, or such higher annual salary approved by our board of directors.  Mr. Henderson has the right to participate in any operating subsidiary 401(k) profit sharing plan, as well as the medical and life insurance programs offered by our operating subsidiary and the nonqualified deferred compensation plan adopted by the Company in September 2014.  See “Executive Compensation – Deferred Compensation Plan” for more information regarding the nonqualified deferred compensation plan.

Pursuant to the 2009 amendment to his 2007 employment agreement, Mr. Henderson was entitled to earn an annual incentive bonus during the term beginning May 1, 2010 and ending April 30, 2015.  Such incentive bonus was based upon the attainment of our projected fully diluted GAAP earnings per share for each fiscal year.  If our actual fully diluted GAAP earnings per share equaled 95-99% of the projected fully diluted GAAP earnings per share, the bonus for each fiscal year was the targeted bonus potential amount for such year multiplied by 0.67.  If our actual fully diluted GAAP earnings per share equaled 100-104% of the projected fully diluted GAAP earnings per share, the bonus for each fiscal year was the targeted bonus potential amount for such year multiplied by 1.0.  If our actual fully diluted GAAP earnings per share equaled 105% or more of the projected fully diluted GAAP earnings per share, the bonus for each fiscal year was the targeted bonus potential amount for such year multiplied by 1.33.  Mr. Henderson’s targeted bonus potential for fiscal years 2013, 2014 and 2015 was $151,250, $166,375 and $183,013, respectively.  Mr. Henderson did not earn a bonus for fiscal year 2015 or fiscal year 2014 as the actual fully diluted GAAP earnings per share of $3.25 for fiscal year 2015 and $2.25 for fiscal year 2014 was less than 95% of the projected fully diluted GAAP earnings per share of $4.57 and $3.97, respectively.  For fiscal year 2013, Mr. Henderson earned a bonus of $101,338 based upon the actual fully diluted GAAP earnings per share of $3.36, which equaled 97% of our projected fully diluted earnings per share of $3.45.  For fiscal year 2013, Mr. Henderson also earned a discretionary bonus of $25,000 awarded by the compensation committee for his extraordinary efforts put forth for a successful year in light of the increased competitive pressures.

Under his new employment agreement effective May 1, 2015, Mr. Henderson will be entitled to earn an annual incentive bonus during the term beginning May 1, 2015 and ending April 30, 2020.  Such incentive bonus will be based upon the attainment of our fully diluted GAAP earnings per share for each fiscal year under a structure similar to the annual incentive bonus provided in the 2009 amendment to his 2007 employment agreement described above.  Mr. Henderson’s targeted bonus potential is $60,000, $70,000, $80,000, $90,000 and $100,000 for fiscal years 2016, 2017, 2018, 2019 and 2020, respectively.  If our actual fully diluted GAAP earnings per share equals 95-99% of the projected fully diluted GAAP earnings per share, the bonus for each fiscal year will be the targeted bonus potential amount for such year multiplied by 0.67.  If our actual fully diluted GAAP earnings per share equals 100-104% of the projected fully diluted GAAP earnings per share, the bonus for each fiscal year will be the targeted bonus potential amount for such year multiplied by 1.0.  If our actual fully diluted GAAP earnings per share equals 105% or more of the projected fully diluted GAAP earnings per share, the bonus for each fiscal year will be the targeted bonus potential amount for such year multiplied by 1.33.

Pursuant to the 2009 amendment to his 2007 employment agreement, Mr. Henderson received 10,000 shares of restricted stock on November 27, 2009 pursuant to our 2005 Incentive Plan, which shares vested on April 30, 2015 as we attained at least 70% of our cumulative projected fully diluted GAAP earnings per share for the period commencing on May 1, 2010 and ending on April 30, 2015.  On the same date, Mr. Henderson also received, pursuant to our 2007 Option Plan, non-qualified stock options to purchase 240,000 shares of our common stock, which options vested in equal installments (48,000 options) on each of April 30, 2011, April 30, 2012, April 30, 2013, April 30, 2014 and April 30, 2015.

Under his new employment agreement, Mr. Henderson will be granted non-qualified stock options to purchase an aggregate of 30,000 shares of our common stock pursuant to our Restated Option Plan, subject to stockholder approval of the Restated Option Plan at the annual meeting.  Mr. Henderson will receive an option for 10,000 shares that will be subject to time-based vesting and will “cliff” vest on April 30, 2020.  He will also receive an option for 20,000 shares that will be subject to performance vesting based on the Company’s consolidated net income growth during fiscal years 2016 through 2020.  For the performance-based option, if the Company’s cumulative consolidated net income growth, calculated on a compound basis, for the five fiscal years ending April 30, 2020 is equal to 10% or more, the option will vest in full (20,000 shares) on April 30, 2020.  If the Company’s cumulative consolidated net income growth, calculated on a compound basis, for the five fiscal years ending April 30, 2020 is equal to 5% or more but less than 10%, one half of the option (10,000 shares) will vest on April 30, 2020.  If the Company’s cumulative consolidated net income growth, calculated on a compound basis, for the five fiscal years ending April 30, 2020 is less than 5%, the option will be forfeited.

In addition, pursuant to the terms of his new employment agreement, if we terminate Mr. Henderson without cause (as defined in the employment agreement) or due to disability, Mr. Henderson’s base salary will continue to be payable through the term of the employment agreement, Mr. Henderson will be paid, within 60 days after termination, the pro rata portion of any bonus earned through the date of termination, and all unvested restricted stock and stock options will immediately vest in full without regard to the achievement of any applicable performance goals; provided, however, that any shares of restricted stock that are intended to constitute performance-based compensation within the meaning of Section 162(m) of the Code will become vested only to the extent provided under the applicable restricted stock agreement.  This provision has generally been in place in Mr. Henderson’s employment agreement since the inception of his previous employment agreement in August 2007.  There was no remaining term under the 2009 amendment to his 2007 agreement and therefore no termination payment would have been owed had Mr. Henderson been terminated on April 30, 2015.  See “Executive Compensation – Change in Control Agreements” for more information regarding payments to which Mr. Henderson would be entitled in connection with a change in control of the Company.

Jeffrey A. Williams.  Pursuant to his employment agreement effective May 1, 2015, Mr. Williams agreed to serve as a senior executive officer of our operating subsidiary for a term beginning on May 1, 2015 and ending on April 30, 2020.  Mr. Williams is entitled to an annual salary of $367,290, or such higher annual salary approved by our board of directors.  Mr. Williams has the right to participate in any operating subsidiary 401(k) profit sharing plan, as well as the medical and life insurance programs offered by our operating subsidiary and the nonqualified deferred compensation plan adopted by the Company in September 2014.  See “Executive Compensation – Deferred Compensation Plan” for more information regarding the nonqualified deferred compensation plan.

Pursuant to the 2009 amendment to his 2007 employment agreement, Mr. Williams was entitled to earn an annual incentive bonus during the term beginning May 1, 2010 and ending April 30, 2015.  Such incentive bonus was based upon the attainment of our projected fully diluted GAAP earning per share for each fiscal year.  If our actual fully diluted GAAP earnings per share equaled 95-99% of the projected fully diluted GAAP earnings per share, the bonus for each fiscal year was the targeted bonus potential amount for such year multiplied by 0.67.  If our actual fully diluted GAAP earnings per share equaled 100-104% of the projected fully diluted GAAP earnings per share, the bonus for each fiscal year was the targeted bonus potential amount for such year multiplied by 1.0.  If our actual fully diluted GAAP earnings per share equaled 105% or more of the projected fully diluted GAAP earnings per share, the bonus for each fiscal year was the targeted bonus potential amount for such year multiplied by 1.33.  Mr. Williams’ targeted bonus potential for fiscal years 2013, 2014 and 2015 was $84,700, $93,170 and $102,487, respectively.  Mr. Williams did not earn a bonus for fiscal year 2015 or fiscal year 2014 as the actual fully diluted GAAP earnings per share of $3.25 for fiscal year 2015 and $2.25 for fiscal year 2014 was less than 95% of the projected fully diluted GAAP earnings per share of $4.57 and $3.97, respectively.  For fiscal year 2013, Mr. Williams earned a bonus of $56,749 based upon the actual fully diluted GAAP earnings per share of $3.36, which equaled 97% of our projected fully diluted earnings per share of $3.45.  For fiscal year 2013, Mr. Williams also earned a discretionary bonus of $20,000 awarded by the compensation committee for his extraordinary efforts put forth for a successful year in light of the increased competitive pressures.

Under his new employment agreement effective May 1, 2015, Mr. Williams will be entitled to earn an annual incentive bonus during the term beginning May 1, 2015 and ending April 30, 2020.  Such incentive bonus will be based upon the attainment of our fully diluted GAAP earnings per share for each fiscal year under a structure similar to the annual incentive bonus provided in the 2009 amendment to his 2007 employment agreement described above.  Mr. Williams’ targeted bonus potential is $40,000, $50,000, $60,000, $70,000 and $80,000 for fiscal years 2016, 2017, 2018, 2019 and 2020, respectively.  If our actual fully diluted GAAP earnings per share equals 95-99% of the projected fully diluted GAAP earnings per share, the bonus for each fiscal year will be the targeted bonus potential amount for such year multiplied by 0.67.  If our actual fully diluted GAAP earnings per share equals 100-104% of the projected fully diluted GAAP earnings per share, the bonus for each fiscal year will be the targeted bonus potential amount for such year multiplied by 1.0.  If our actual fully diluted GAAP earnings per share equals 105% or more of the projected fully diluted GAAP earnings per share, the bonus for each fiscal year will be the targeted bonus potential amount for such year multiplied by 1.33.

Pursuant to the 2009 amendment to his 2007 employment agreement, Mr. Williams received 5,000 shares of restricted stock on November 27, 2009 pursuant to our 2005 Incentive Plan, which shares vested on April 30, 2015 as we attained at least 70% of our cumulative projected GAAP earnings per share for the period commencing on May 1, 2010 and ending on April 30, 2015.  On the same date, Mr. Williams also received, pursuant to our 2007 Option Plan, non-qualified stock options to purchase 120,000 shares of our common stock, which options vested in equal installments (24,000 options) on each of April 30, 2011, April 30, 2012, April 30, 2013, April 30, 2014 and April 30, 2015.

Under the employment agreement, Mr. Williams will be granted non-qualified stock options to purchase an aggregate of 30,000 shares of our common stock pursuant to our Restated Option Plan, subject to stockholder approval of our Restated Option Plan at the annual meeting.  Mr. Williams will receive an option for 10,000 shares that will be subject to time-based vesting and will “cliff” vest on April 30, 2020.  He will also receive an option for 20,000 shares that will be subject to performance vesting based on the Company’s consolidated net income growth during fiscal years 2016 through 2020.  For the performance-based option, if the Company’s cumulative consolidated net income growth, calculated on a compound basis, for the five fiscal years ending April 30, 2020 is equal to 10% or more, the option will vest in full (20,000 shares) on April 30, 2020.  If the Company’s cumulative consolidated net income growth, calculated on a compound basis, for the five fiscal years ending April 30, 2020 is equal to 5% or more but less than 10%, one half of the option (10,000 shares) will vest on April 30, 2020.  If the Company’s cumulative consolidated net income growth, calculated on a compound basis, for the five fiscal years ending April 30, 2020 is less than 5%, the option will be forfeited.

In addition, pursuant to the terms of his new employment agreement, if we terminate Mr. Williams without cause or due to disability, Mr. Williams’ base salary will continue to be payable through the term of the employment agreement, Mr. Williams will be paid, within 60 days after termination, the pro rata portion of any bonus earned through the date of termination, and all unvested restricted stock and stock options will immediately vest in full without regard to the achievement of any applicable performance goals; provided, however, that any shares of restricted stock that are intended to constitute performance-based compensation within the meaning of Section 162(m) of the Code will become vested only to the extent provided under the applicable restricted stock agreement.  This provision has generally been in place in Mr. Williams’ employment agreement since the inception of his previous employment agreement in August 2007.  There was no remaining term under the 2009 amendment to his 2007 agreement and therefore no termination payment would have been owed had Mr. Williams been terminated on April 30, 2015.  See “Executive Compensation – Change in Control Agreements” for more information regarding payments to which Mr. Williams would be entitled in connection with a change in control of the Company.

Stock Plans

2007 Stock Option Plan.  In August 2007, our board of directors adopted the 2007 Option Plan, which was subsequently approved by our stockholders at our 2007 annual meeting of stockholders.  The 2007 Option Plan originally set aside 1,000,000 shares of our common stock for option grants to employees, directors and certain independent contractors, consultants and advisors at a price not less than the fair market value of our common stock on the date of grant or the par value per share of our common stock. Our stockholders approved an amendment to the 2007 Option Plan on October 13, 2010 to increase the number of shares available under the 2007 Option Plan by 500,000 shares to 1,500,000 shares.   Options may be exercised in whole or in part, but in no event later than ten years from the date of grant with respect to incentive options.  Any incentive option granted to an individual who owns more than 10% of the total combined voting of all classes of our stock or the stock of one of our subsidiaries may not be purchased at a price less than 110% of the fair market value on the date of grant, and no such option may be exercised more than five years from the date of grant.  At April 30, 2015, there were 290,500 shares of common stock available for grant under the 2007 Option Plan.  The 2007 Option Plan is set to expire in August 2017.

On June 10, 2015, our board of directors adopted, subject to stockholder approval, the Restated Option Plan, which amends and restates the 2007 Option Plan.  The Restated Option Plan extends the plan for a new ten-year term, increases the number of shares available for stock option grants by 300,000 shares to 1,800,000 shares, and makes certain other changes to the 2007 Option Plan.  The Restated Option Plan will expire on June 10, 2025.  See Proposal 5 for more information regarding the Restated Option Plan.

Stock Incentive Plan.  In August 2005, our board of directors adopted the 2005 Incentive Plan, which was subsequently approved by our stockholders at our 2005 annual meeting of stockholders.  The 2005 Incentive Plan originally set aside 150,000 shares of our common stock for grants to our employees, officers and directors.  Our stockholders approved an amendment to the 2005 Incentive Plan on October 14, 2009 to increase the number of shares available under the 2005 Incentive Plan by 200,000 shares to 350,000 shares.  Shares granted under the 2005 Incentive Plan have full voting rights prior to the date of vesting, if any; however, holders of any unvested shares must execute an irrevocable proxy granting us the right to vote such shares until the shares vest.  At April 30, 2015, there were 177,527 shares of common stock available for grant under the 2005 Incentive Plan.  The 2005 Incentive Plan is set to expire pursuant to its terms in October 2015.

On June 10, 2015, our board of directors adopted, subject to stockholder approval, the Restated Incentive Plan, which amends and restates the 2005 Incentive Plan.  The Restated Incentive Plan extends the plan for a new ten-year term, includes provisions designed to further the Company’s eligibility to deduct for federal income tax purposes certain performance-based equity awards that may be granted to our named executive officers under the Restated Incentive Plan in accordance with Section 162(m) of the Code, and makes certain other changes to the 2005 Incentive Plan.  The Restated Incentive Plan does not increase the number of shares available for issuance under the 2005 Incentive Plan.  The Restated Incentive Plan will expire on June 10, 2025.  See Proposal 4 for more information regarding the Restated Incentive Plan.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table provides certain information concerning the outstanding equity awards for each named executive officer as of April 30, 2015.  The number of options held as of April 30, 2015 consists of options granted under the 2007 Option Plan.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)2	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)3
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
William H. Henderson	156,000			$11.90	10/16/17
	240,000			$24.47	11/27/19
Jeffrey A. Williams	57,000			$11.90	10/16/17
	120,000			$24.47	11/27/19

Option Exercises and Stock Vested during Fiscal Year 2015

The following table provides certain information concerning the option exercises and stock awards vested for each named executive officer during the fiscal year ended April 30, 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)1	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)2
(a)	(b)	(c)	(d)	(e)
William H. Henderson	48,000	$1,337,623	10,000	$513,400
Jeffrey A. Williams	15,000	$470,550	5,000	$256,700
____________________
1 Amount is calculated by using the closing market price of our common stock as reported on NASDAQ on the date of exercise less the exercise price.
2 Amounts are calculated by using the closing market price of our common stock as reported on NASDAQ on April 30, 2015 of $51.34.

Deferred Compensation Plan

On September 17, 2014, the compensation committee of our board of directors approved the America’s Car-Mart, Inc. Nonqualified Deferred Compensation Plan, referred to in this proxy statement as the Deferred Compensation Plan. The Deferred Compensation Plan is an unfunded, nonqualified deferred compensation plan designed to allow a select group of management or highly compensated employees of the Company, including our named executive officers, to save for retirement on a tax-deferred basis. The eligibility of each participant will be determined by the compensation committee. The Deferred Compensation Plan is intended to comply with the requirements of Section 409A of the Code.

Under the terms of the Deferred Compensation Plan, a named executive officer may defer a portion or all of his salary and bonus for any calendar year in which the plan is in effect, provided that the executive makes an irrevocable election for such deferral prior to the end of the preceding calendar year or, if permitted by the compensation committee, within 30 days after the executive first becomes eligible to participate in the plan.  Compensation amounts deferred under the Deferred Compensation Plan are credited or debited with earnings or losses based on an investment fund, known as a “measurement fund,” elected by the executive at the time of his deferral election from among several measurement funds that the compensation committee may select from time to time, although the deferred payments are not actually invested in the measurement fund.  The executive’s account balance under the Deferred Compensation Plan will be distributed to the executive or his beneficiary upon the earliest of the executive’s termination, death or such other date as selected by the executive upon his deferral election.  During fiscal year 2015, Mr. Henderson deferred a total of $229,985 under the Deferred Compensation Plan.

The Deferred Compensation Plan constitutes an unsecured promise by the Company to pay benefits in the future. Participants in the Deferred Compensation Plan have the status of general unsecured creditors of the Company. We (or one or more of our subsidiaries) are solely responsible for paying benefits to plan participants and their beneficiaries.

Nonqualified Deferred Compensation Table for Fiscal Year 2015

The following table provides information about contributions, earnings, withdrawals and distributions in regard to the named executive officers under the Deferred Compensation Plan.

Name	Executive Contributions in Last Fiscal Year 1	Company Contributions In Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End
William H. Henderson	$229,985	$—	$6,850	$—	$236,835
Jeffrey A. Williams	—	—	—	—	—
____________________
1 This amount was included in the named executive officer’s salary for fiscal year 2015 reported in the Summary Compensation Table of this proxy statement.

Change in Control Agreements

The employment agreements with our named executive officers entered into in June 2015 contain change in control provisions entitling them, upon the occurrence of certain events, to a multiple of their then current base salary and the immediate vesting of stock options and restricted stock.  Payments to an executive under these change in control provisions are triggered upon an involuntary termination of the executive’s employment, or a voluntary termination of employment by the executive for good reason (as defined in the employment agreement), in connection with a change in control of the Company.  Under the terms of the employment agreements, a change in control generally means the following:

•
the acquisition by an individual, entity or group (within the meaning of Section 409A of the Code) of ownership of our stock that, together with stock held by such person, constitutes more than 50% of the total fair market value or total voting power of our stock;

•
the acquisition by an individual, entity or group (within the meaning of Section 409A of the Code) during the twelve-month period ending on the date of the most recent acquisition by such person of ownership of our stock possessing 35% or more of the total voting power of our stock;

•
the replacement of a majority of the members of our board of directors during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of our board of directors prior to the date of the appointment or election; or

•
the acquisition by an individual, entity or group (within the meaning of Section 409A of the Code) during the twelve-month period ending on the date of the most recent acquisition by such person of our assets that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of our assets immediately prior to such acquisition.

If a double trigger event (as defined in the employment agreement) occurs in connection with a change in control of the Company, we must pay the named executive officer a lump sum cash payment equal to 2.99 times the executive’s then current base salary on the 60-day anniversary of such double trigger event and all unvested restricted stock and stock options previously granted vest in full, without regard to the achievement of any applicable performance goals, unless otherwise prohibited by the applicable equity compensation plans and award agreements.  Such payments are referred to in this proxy statement as change in control payments.  A “double trigger event” occurs if, within the period beginning six months before a change in control of the Company and ending two years after such change in control, the executive’s employment is involuntarily terminated by our operating subsidiary or the Company (or the surviving or acquiring entity, as the case may be), for any reason other than for cause, or the executive terminates his employment for good reason.  A termination for “cause” generally consists of a breach, gross negligence or wrongdoing by the executive officer.  For purposes of the change in control provisions, “good reason” generally means the executive’s resignation within 30 days after the occurrence of any of the following events:

•
a significant reduction of the executive’s duties, authority, responsibilities, or reporting relationships or the assignment to him of such reduced duties, authority, responsibilities, or reporting relationships, without his written consent; provided, however, that the change in control is not, in and of itself, a material adverse change in the executive’s duties, authority, responsibilities or reporting relationships;

•	a material reduction in the executive’s base salary, bonus structure or benefits, with the result that the executive’s overall benefits package is significantly reduced; or

•	the relocation of the executive’s principal work location to a facility or a location more than 50 miles from his then present principal work location, without his written consent.

In addition if, prior to the change in control, we terminated the named executive officer without cause and the termination is related to the change in control, then, for purposes of his change in control payments, such named executive officer will be treated as being employed on the date the change in control becomes effective.  In such case, the named executive officer will receive the change in control payment in addition to any other compensation to which the named executive officer is entitled under his employment agreement as a result of his termination.

Under the terms of the employment agreements, in the event the change in control payments and any other payments to which the named executive officer may be entitled in connection with the change in control of the Company exceed in the aggregate 2.99 times “base amount” (as defined by Section 280G of the Code) with respect to his compensation, which would result in excise taxes being owed by the executive under Code Section 4999 and the loss of a tax deduction by the Company under Code Section 280G for the excess payment above the base amount, the Company and the executive agree to retain an independent accounting firm to evaluate whether the executive would be better off by receiving the full change in control payments and paying the excise tax or by the Company reducing the aggregate payment amount so that it would not be subject to excise taxes under Section 4999 of the Code.  Based on the accountant’s finding that the executive would be better off receiving the full payment amount and paying the required excise taxes, no change will be made in the change in control payments and the Company will forego its deduction for the amount of such payments above the base amount.  Based on the accountant’s finding that the executive would be better off receiving the reduced change in control payments and not being subject to excise tax, the change in control payments will be reduced to an aggregate amount that does not exceed 2.99 times the base amount and the Company will retain its eligibility to deduct the amount actually paid.

Under our named executive officers’ 2007 employment agreements which expired on April 30, 2015, in the event a change in control occurred while the applicable named executive officer was still employed under his employment agreement, on the date the change in control became effective, we would have been required to pay the named executive officer a lump sum cash payment equal to 2.99 times the “base amount” (as defined by Section 280G of the Code) with respect to his compensation and all unvested restricted stock and stock options previously granted would have vested in full, without regard to the achievement of any applicable performance goals.  If, prior to the change in control, we terminated the named executive officer without cause and the termination was related to the change in control, then, for purposes of his change in control payments, such named executive officer would have been treated as being employed on the date the change in control became effective.  In such case, the named executive officer would have received the change in control payment in addition to any other compensation to which the named executive officer was entitled under his employment agreement as a result of his termination.  A termination without cause included any termination other than for “cause”, which generally consists of a breach, gross negligence or wrongdoing by the named executive officer.

Assuming that (1) a change in control occurred on April 30, 2015, and (2) the applicable named executive officers were not terminated in connection with the change in control, and using the closing market price of our common stock on April 30, 2015 of $51.34, the estimated payment amounts under the named executive officers’ 2007 employment agreements would have been as follows: $2,436,780 for Mr. Henderson and $1,527,917 for Mr. Williams.  Assuming that (1) a change in control occurred on April 30, 2015, and (2) prior to the change in control the applicable named executive officers were terminated without cause in connection with the change in control, and using the closing market price of our common stock on April 30, 2015 of $51.34, the estimated payment amounts under the named executive officers’ 2007 employment agreements would have been as follows: $2,436,780 for Mr. Henderson and $1,527,917 for Mr. Williams.

If the applicable named executive officer is a “specified employee” within the meaning of Section 409A of the Code, any benefits or payments that constitute a “deferral of compensation” under the Section 409A of the Code that  become payable as a result of the named executive officer’s termination for reasons other than death, and become due under the employment agreement during the first six months after termination of employment, will be delayed and all such delayed payments will be paid to such named executive officers in full in the seventh month after the date of termination and all subsequent payments will be paid in accordance with their original payment schedule.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

In accordance with our audit committee charter, our audit committee is responsible for reviewing and approving, or rejecting, any transactions with “related persons” as defined by SEC rules and any potential conflicts of interest between us and any third party.  The audit committee reviews and considers such transactions on a case-by-case basis in light of all facts and circumstances and does not use any prescribed criteria for approving or rejecting any proposed transaction or relationship.

For the fiscal year ended April 30, 2015, there were no transactions with related persons required to be disclosed in this proxy statement.

AUDIT COMMITTEE REPORT

In accordance with the written charter adopted by our board of directors, a copy of which is available on our website, the audit committee assists the board of directors in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices.  During the fiscal year ended April 30, 2015, the audit committee met four times and discussed internal control, accounting, auditing and our financial reporting practices with our Chief Financial Officer and our independent auditors and accountants, Grant Thornton LLP.  In discharging its oversight responsibility as to the audit process, each member of our audit committee has reviewed our audited financial statements as of and for the fiscal year ended April 30, 2015 and the audit committee held one meeting with management and Grant Thornton LLP to discuss the audited financial statements prior to filing our annual report on Form 10-K.  Our audit committee also met with Grant Thornton LLP to discuss the matters required to be disclosed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board, prior to filing our annual report on Form 10-K.

In addition, the audit committee has received from Grant Thornton LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the audit committee concerning independence and has discussed with Grant Thornton LLP its independence in connection with its audit of our financial statements for the fiscal year ended April 30, 2015.  Our audit committee has also considered whether Grant Thornton LLP’s provision of non-audit services to us is compatible with maintaining such firm’s independence with respect to us and has determined that the provision of certain non-audit services is consistent with and compatible with Grant Thornton LLP maintaining its independence.  See “Principal Accounting Fees and Services.”  Based upon the foregoing reviews and discussions, the audit committee recommended to our board of directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended April 30, 2015.

Daniel J. Englander, Chairman
John David Simmons
Robert Cameron Smith

 COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management.  Based upon such review and discussion, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Robert Cameron Smith, Chairman
Kenny Gunderman
Daniel J. Englander

ANNUAL REPORT ON FORM 10-K

Our annual report on Form 10-K for the fiscal year ended April 30, 2015, as filed with the SEC, is available to stockholders who make a written request for such report to our Secretary at our offices, 802 Southeast Plaza Ave., Suite 200, Bentonville, Arkansas 72712.  Copies of exhibits filed with that report or referenced therein will be furnished to stockholders of record upon request and payment of our expenses in furnishing such documents.  Our annual report on Form 10-K (including exhibits thereto) and this proxy statement are also available by the following link on our website at www.car-mart.com under the “SEC Filings” section, which is under the “Investor Relations” section.

STOCKHOLDER PROPOSALS

Any proposal to be presented at the 2016 annual meeting of stockholders must be received at our principal executive offices no later than February 23, 2016, directed to the attention of the Secretary, for consideration for inclusion in our proxy statement and form of proxy relating to that meeting.  In connection with next year’s annual meeting, if we do not receive notice of a matter or proposal to be considered by April 25, 2016, then the persons appointed by our board of directors to act as the proxies for such annual meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such matter or proposal at the annual meeting if such matter or proposal is raised at that annual meeting.  Any such proposals must comply in all respects with the rules and regulations of the SEC.

OTHER MATTERS

Management does not know of any matter to be brought before the meeting other than those referred to above.  If any other matter properly comes before the meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

APPENDIX A

AMERICA’S CAR-MART, INC.
AMENDED AND RESTATED STOCK INCENTIVE PLAN

ARTICLE I.
ESTABLISHMENT, PURPOSE AND DURATION

1.1 Establishment. America’s Car-Mart, Inc., a Texas corporation (hereinafter referred to as the “Company”), hereby adopts the “America’s Car-Mart, Inc. Amended and Restated Stock Incentive Plan” (the “Plan”), as set forth in this document.  The Plan is an amendment and restatement of America’s Car-Mart, Inc. Stock Incentive Plan, originally effective as of October 12, 2005 and amended on December 11, 2006, August 27, 2007 and August 28, 2009.  The Plan provides for the grant of Shares and Restricted Stock to certain officers, employees and directors of the Company and its subsidiaries who are selected by the Company’s Compensation Committee.

1.2 Purpose of Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of the Company’s shareholders, and by providing Participants with an incentive for outstanding performance and service to the Company. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operation largely is dependent.

1.3 Duration of the Plan. Subject to approval by the Company’s shareholders, the Plan shall become effective as of June 10, 2015 (the “Effective Date”) and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Article IX, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. However, in no event may Restricted Stock be granted under the Plan more than ten (10) years after the Plan’s Effective Date.

ARTICLE II.
DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below, unless a different meaning is plainly required by the context. When the below meaning is intended, the initial letter of the word is capitalized:

2.1 “Award” means the grant to a Participant of Restricted Stock and any related benefits under this Plan.

2.2 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.3 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations and official guidance promulgated thereunder.

2.4 “Committee” means the Compensation and Stock Option Committee administering the Plan pursuant to Article III or such other committee as appointed in accordance with Article III. In the absence of such appointment, the Board shall serve as the Committee.

2.5 “Company” means America’s Car-Mart, Inc., a Texas corporation, and any successor as provided in Article XI.

2.6 “Effective Date” shall have the meaning ascribed to such term in Section 1.3.

2.7 “Employer” means the Company and each of its subsidiaries.

2.8 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto, and includes all rules and official guidance promulgated thereunder.

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2.9 “Participant” means an individual who has outstanding a grant of Restricted Stock subject to a Period of Restriction under the Plan.

2.10 “Performance Award” means a Restricted Stock Award granted to a Participant that is conditioned in some manner upon the achievement of one or more of the performance measures described in Article VII of the Plan.

2.11 “Period(s) of Restriction” means the period(s) during which the transfer of Shares of Restricted Stock is limited by the Plan in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article VI.

2.12 “Restricted Stock” means Shares granted to a Participant under this Plan which are subject to a Period of Restriction.

2.13 “Restricted Stock Agreement” means an agreement entered into by the Company and the applicable Participant, setting forth the terms and conditions applicable to the Award granted to such Participant under this Plan.

2.14 “Restricted Stock Award” means the grant to a Participant of Restricted Stock and any related benefits under this Plan.

2.15 “Shares” means shares of common stock of the Company.

ARTICLE III.
ADMINISTRATION

3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall be comprised of not less than two (2) members appointed by the Board from among its members, each of whom qualifies as a “Non-Employee Director” as such term is defined in Rule 16b-3 under the Exchange Act and who are considered outside directors for the purposes of the performance-based exception from the deductibility limitations of Code Section 162(m) (the “Performance-Based Exception”). The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. If for any reason the Committee does not qualify to administer the Plan, as contemplated by Rule 16b-3 under the Exchange Act or the Performance-Based Exception from the deductibility limitations of Code Section 162(m), the Board may appoint a new Committee so as to comply with Rule 16b-3 and/or the Performance-Based Exception.

3.2 Authority of the Committee. Except as limited by law or by the Articles of Incorporation or By-laws of the Company, and subject to the provisions herein, the Committee shall have full power to select individuals who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article IX) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations and interpretations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate, from time to time, its authority with respect to the Plan, administration of the Plan and the making of Awards, to one or more individuals, including, without limitation, the authority described above.

3.3 Action. If a member of the Committee is a Participant, he or she shall not participate in any decision that solely affects his or her own Awards under the Plan. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including any Employer and its shareholders and employees, and Participants and their estates and beneficiaries.

3.4 Compensation, Indemnity and Liability. The Committee shall serve as such without bond and without compensation for services hereunder. All expenses of the Plan and the Committee shall be paid by the Company. No member of the Committee shall be liable for any act or omission of any other member of the Committee, nor for any act or omission on his or her own part, excepting his own gross negligence or willful misconduct. Each Employer shall indemnify and hold harmless the Committee and each member of the Committee, if any, against any and all expenses and liabilities, including reasonable legal fees and expenses, arising out of his or her membership on the Committee, excepting only expenses and liabilities arising out of his or her own gross negligence or willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

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ARTICLE IV.
SHARES SUBJECT TO THE PLAN

4.1 Number of Shares Available. Subject to adjustment as provided in Section 4.3, there is hereby authorized 350,000 Shares for issuance under this Plan (which number includes all shares available for delivery under this Section 4.1 since the establishment of the Plan in 2005).

4.2 Lapsed Awards. If any Award granted under this Plan, in whole or in part, is canceled, terminates, expires, lapses, or is forfeited for any reason, any Shares subject to such Award, or portion thereof, that is cancelled, terminates, expires, lapses or is forfeited shall again be available for the grant of a new Award under the Plan.

4.3 Adjustments in Authorized Shares. In the event of any change in corporate capitalization in which the Company receives less than full value for its Shares or a corporate transaction, such as any stock split, reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares that may be delivered under Section 4.1, and in the number and class of and/or price of Shares granted under the Plan, as the Committee, in its sole discretion, determines is appropriate and equitable to prevent dilution or enlargement of rights; provided, however, that the number of Shares shall always be a whole number and fractional Shares shall be disregarded.

4.4 Limitation of Awards. Subject to the provisions of Section 4.3 of the Plan relating to adjustments upon any change in corporate capitalization of the Company, no Participant shall be granted Awards designed to comply with the Performance-Based Exception from the deductibility limitations of Code Section 162(m) covering more than one hundred thousand (100,000) Shares during any fiscal year. Subject to the provisions of Section 4.3 of the Plan relating to adjustments upon any change in corporate capitalization of the Company, the maximum number of Shares that may be granted to any one Participant who is a member of the Board but who is not an employee of the Company or a Related Company during any one fiscal year shall be ten thousand (10,000) Shares.

ARTICLE V.
ELIGIBILITY AND PARTICIPATION

Awards may be granted under this Plan to employees, officers and directors of an Employer. The Committee, in its sole discretion, shall determine the specific individuals to whom Awards shall be granted.

ARTICLE VI.
RESTRICTED STOCK

6.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Awards to eligible individuals in such amounts and subject to such restrictions as the Committee shall in its sole discretion determine.

6.2 Restricted Stock Agreement. Each Restricted Stock Award shall be evidenced by a Restricted Stock Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other provisions as the Committee shall determine. Each Restricted Stock Agreement shall be subject to the terms of the Plan, and any provision therein that is inconsistent with the Plan shall be null and void.

6.3 Period of Restriction. The Committee may impose such conditions and/or restrictions or combination thereof on any Restricted Stock Award granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that a Participant pay a stipulated purchase price for each Share, restrictions based upon the achievement of specific performance goals (e.g., Employer-wide, divisional and/or individual) pursuant to Article VII of the Plan, time-based restrictions on vesting, and/or restrictions under applicable Federal or state securities laws; provided that any such conditions or restrictions, including but not limited to those affecting the timing of payment of a Restricted Stock Award, shall not cause the Award to become “deferred compensation” as defined by Code Section 409A. The conditions and restrictions imposed hereunder need not be uniform among all Awards issued pursuant to the Plan. Subject to the provisions of Article IX, the Committee, in its sole discretion, may accelerate or otherwise modify the Period of Restriction applicable to any Restricted Stock Award or Shares issued thereunder; provided, however, that in no event shall any Restricted Stock Award that is a Performance Award vest (or be accelerated such that it vests) in under one year from the date of grant (subject, to the extent provided by the Committee, to the acceleration of vesting in the event of the Participant’s death, Disability, involuntary termination without cause or in connection with a change in control); provided further, that if a Participant’s right to become vested in a Restricted Stock Award is conditioned on the completion of a specified period of service with the Company or the Related Companies, without achievement of performance targets or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for full vesting shall be not less than one year (subject, to the extent provided by the Committee, to the acceleration of vesting in the event of the Participant’s death, Disability, involuntary termination without cause or in connection with a change in control).

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6.4 Transferability. Except as provided in this Article VI, the Restricted Stock Awards and Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction. Shares covered by a Restricted Stock Award including but not limited to those made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction applicable to such Restricted Stock Award. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 6.5 removed from his or her Share certificate or book-entry registration. All rights with respect to the Award granted to a Participant shall be available during his or her lifetime only to such Participant.

6.5 Certificate Legend. Each certificate or book-entry registration representing Shares of Restricted Stock granted pursuant to the Plan may bear the following legend:

The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the America’s Car-Mart, Inc. Amended and Restated Stock Incentive Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from America’s Car-Mart, Inc.

The Company shall have the right to retain in the Company’s possession the certificates representing Shares of Restricted Stock until such time as all conditions and/or restrictions applicable to such Shares have been satisfied, provided that no such retention shall result in “deferred compensation” as defined by Code Section 409A.

6.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall have full voting rights with respect to those Shares; provided, however, that the Committee may require in the applicable Restricted Stock Agreement that the Participant execute an irrevocable proxy granting the Company the right to vote his or her Shares during the Period of Restriction.

6.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held; provided, however, that no dividends granted in relation to Performance Awards (whether or not such Performance Award is intended to qualify for the Performance-Based Exception) shall be settled prior to the date that such Performance Award (or applicable portion thereof) becomes vested. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. In the event that any dividend constitutes a “derivative security” or an “equity security” pursuant to Rule 16(a) of the Exchange Act, such dividend shall be subject to a period of restriction equal to the remaining Period of Restriction of the Shares of Restricted Stock with respect to which the dividend is paid, and may be held in the Company’s possession as described in Section 6.5.

6.8 Separation from Service. Each Restricted Stock Agreement shall set forth the extent to which the Participant shall have the right, if any, to receive Shares on which the Period of Restriction has not yet ended following the Participant’s separation from service with the Company and its subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Restricted Stock Agreement, need not be uniform among all Shares of Restricted Stock or Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for separation from service. The Committee shall have the full power and authority, in its discretion, to determine whether a separation from service has occurred.

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For purposes of the Plan, a transfer of a Participant’s employment or service relationship between Employers or a change in the Participant’s capacity of service (such as, for example, from an employee to a director of an Employer or from one Employer to another Employer) shall not be deemed to be a separation from service. Upon such a transfer or change in capacity of service, the Committee may make such adjustments to outstanding Awards as it deems appropriate to reflect the changed reporting relationships.

ARTICLE VII.
PERFORMANCE AWARDS

7.1 Performance Awards. The grant, vesting, and/or exercisability of any Award may, in the Committee’s sole discretion, be conditioned, in whole or in part, on the attainment of performance targets related to one or more performance measures over a performance period, in which case, such Award shall constitute a Performance Award under the Plan.

7.2 Performance-Based Exception. Performance Awards that are not intended to qualify for the Performance-Based Exception from the deductibility limitations of Code Section 162(m) may be based on the achievement of such goals and be subject to such terms, conditions, and restrictions as the Committee shall determine. Performance Awards that are intended to qualify for the Performance-Based Exception based on the satisfaction of one or more performance measures shall be conditioned upon the achievement during a specified performance period of specified levels of one or more of the measures listed below.

7.3 Establishment of Performance Goals. The Committee shall establish the performance measures applicable to such performance either (i) prior to the beginning of the performance period or (ii) within 90 days after the beginning of the performance period if the outcome of the performance targets is substantially uncertain at the time such targets are established and if the performance period is one year or longer (in no event later than the date on which 25% of the performance period has elapsed for a period shorter than a year); provided such measures may be made subject to adjustment as specified by the Committee in the applicable award agreement to the extent consistent with the Performance-Based Exception.

7.4 Performance-Based Criteria. The performance measures established by the Committee may be based upon one or more of the following criteria of the Company, any Employer or any business unit of the Company or Employer designated by the Committee:  (1) earnings or earnings per share; (2) net operating margin; (3) cash flow return on investment; (4) earnings before interest, taxes, depreciation, and/or amortization; (5) return on shareholders’ equity achieved; (6) total shareholders’ return achieved; (7) any of the foregoing calculated on a “non-GAAP basis”; (8) the price of a share of common stock of the Company; (9) market share; (10) sales; (11) operating income; (12) operating expense ratios; (13) economic value added; or (14) any combination of the foregoing. A measure that is calculated on a “non-GAAP basis” is a measure that is adjusted (to the extent consistent with the Performance-Based Exception) to reflect the impact of special items, which items are reflected from time to time in the Company’s published financials. Special items are material nonrecurring adjustments deemed appropriate to exclude by the Committee and may include, without limitation, (a) unrealized gains or losses and other items that are recorded by the Company as a result of Accounting Standards Codification Topic 815 (previously issued as Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended); (b) impairment and other non-cash charges including the impact of changes in accounting principles or estimates or other unusual, infrequent non-cash items; and (c) other items not considered to be representative of the Company’s ongoing operations.

7.5 Modification of Performance-Based Awards. Once established, the Committee shall not be entitled to any discretion to increase the amount of compensation under any Award intended to qualify for the Performance-Based Exception that would otherwise be due upon the attainment of the performance goals.

7.6 Certification. To the extent the Committee intends for Awards to qualify for the Performance-Based Exception, prior to the Participants’ receipt of Shares (or cash, as applicable) pursuant to such Awards (or prior to receipt of the Awards themselves, if applicable), the Committee shall certify whether the performance targets and measure(s) related to such Awards have been achieved. The Committee, in its sole discretion, may provide for a reduction in a Participant’s Performance Award.

7.7 Shareholder Approval. Material terms of the performance goals must be disclosed to and reapproved by the shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the performance goals.

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ARTICLE VIII.
RIGHTS OF EMPLOYEES

8.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of an Employer to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of any Employer.

8.2 Participation. Participation by any individual shall be determined by the Committee and no individual shall otherwise have the right to be selected to receive Awards granted under this Plan, or, having been so selected, to be selected to receive a future Award.

8.3 No Trust or Fund Created. Neither a Participant nor any other person shall, by reason of the Plan or any Award, acquire any right in or title to any assets, funds or property, other than the Shares or amounts which become payable hereunder, of the Company or any Employer whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Employer, it its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Employer. Nothing contained in the Plan shall constitute a guarantee that the assets of such entities shall be sufficient to pay any benefits to any person.

ARTICLE IX.
AMENDMENT, MODIFICATION, AND TERMINATION

9.1 Amendment, Modification, and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment that requires shareholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act, the rules of the stock exchange or market on which the Shares are listed, or any other applicable law shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon.

Subject to Section 9.2, the Committee shall have the authority to cancel outstanding Awards and issue substitute Awards in replacement thereof.

9.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan or otherwise be contrary to an Employer’s obligations under any employment, severance or other service agreement with the applicable Participant, without the written consent of the Participant holding such Award.

ARTICLE X.
WITHHOLDING

10.1 Tax Withholding. The Employer shall have the power and the right to deduct or withhold from amounts or property due hereunder or any other monies or property of the Participant held or payable by the Employer, or require a Participant (or his or her estate or beneficiary) to remit to the Employer, an amount sufficient to satisfy Federal, state, local, and any other applicable taxes (including any foreign taxes and the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.

10.2 Share Withholding. The Committee may allow a Participant to elect to satisfy all or part of the withholding requirement described in Section 10.1 by tendering to the Company Shares owned by such Participant for at least six (6) months (or by having the Company retain Shares then in the possession of the Company but held for the benefit of such Participant); provided that such Shares are not then subject to any restrictions. Such withholding requirement shall be deemed satisfied to the extent of the then current fair market value, as determined by the Plan Administrator in accordance with reasonable accounting principles, of the Shares so tendered to or retained by the Company. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

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ARTICLE XI.
LEGAL CONSTRUCTION

11.1 Successors. All obligations of an Employer or the Company under the Plan with respect to Awards shall be binding on their successors, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the entity.

11.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

11.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

11.4 Transfer of Property. Any Restricted Stock Award or a Performance Award granted under this Plan is intended to be subject to taxation as a transfer of property in connection with the performance of services pursuant to Section 83 of the Code and is intended to be exempt from Section 409A of the Code. Notwithstanding anything contained herein to the contrary, the interpretation and operation of any Restricted Stock Award or Performance Award granted under the Plan shall be made in a manner consistent with the previous sentence.  Any right to payments that a Participant may have pursuant to Section 6.7 of the Plan is intended to be structured to be exempt from or comply with Section 409A of the Code as provided in the applicable award agreement.

11.5 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Any provision of the Plan or any Restricted Stock Agreement notwithstanding, the Participant shall not be entitled to receive the benefits of Awards and the Company shall not be obligated to pay any benefits to a Participant if such exercise, delivery, receipt or payment of benefits would cause a violation of Code Section 409A or constitute a violation by the Participant or the Company of any law or regulation. If additional guidance is issued under or modifications are made to Code Section 409A or any other law affecting the Awards issued hereunder, the Committee shall take such actions (including amending the Plan or any Restricted Stock Agreement) as it seems necessary, in its sole discretion, to ensure continued compliance with this Section 11.5.

11.6 Securities Law Compliance. With respect to an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act (an “Insider”), transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. To the extent that compensation to be received by an Insider under this Plan for purposes of Code Section 162(m) as a result of the lapse of Period(s) of Restriction or other restriction on Restricted Stock, when added to all other compensation subject to the $1 million limitation on deductibility of compensation (the “cap”) imposed by Code Section 162(m), would cause such Insider’s compensation to exceed the cap for that year, restrictions on the number of Shares of Restricted Stock necessary to reduce the Insider’s compensation to the cap will not lapse, and instead, restrictions on such Shares of Restricted Stock will continue, all or in part, until such time that they may lapse and the Company’s tax deduction (as limited by Code Section 162(m)) is preserved.

11.7 Governing Law. To the extent not preempted by United States Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Texas.

AMERICA’S CAR-MART, INC. By: /s/ Jeffrey A. Williams Its: Chief Financial Officer

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APPENDIX B

AMERICA’S CAR-MART, INC.
AMENDED AND RESTATED STOCK OPTION PLAN
Effective June 10, 2015

1.	Establishment; Effective Date; Purpose

(a)           This Amended and Restated Stock Option Plan (the “Plan”) of America’s Car-Mart, Inc., a Texas corporation (the “Corporation”), is an amendment and restatement of America’s Car-Mart, Inc. 2007 Stock Option Plan, which was adopted by the Board of Directors of the Corporation (the “Board”) on August 27, 2007 and approved by the Corporation’s stockholders on October 16, 2007, and subsequently amended on August 27, 2010 and October 7, 2013.  The effective date of the Plan shall be June 10, 2015 (the “Effective Date”), subject to the approval of the Corporation’s stockholders at the 2015 Annual Meeting.  Awards may be granted under the Plan on and after the Effective Date and may be made pursuant to and in accordance with agreements for the issuance thereof entered into prior to the Effective Date, but no Awards will be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

(b)           The purpose of the Plan is to encourage and enable selected employees, directors and independent contractors of the Corporation and its Related Corporations to acquire or to increase their holdings of common stock of the Corporation (the “Common Stock”) and other proprietary interests in the Corporation in order to promote a closer identification of their interests with those of the Corporation and its stockholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and stockholder value of the Corporation. This purpose will be carried out through the granting of benefits (collectively referred to herein as “Awards”) to selected employees, independent contractors and directors, including the granting of incentive stock options that qualify as statutory stock options under Section 422(b) of the Code (“Incentive Options”) and stock options that do not qualify as statutory stock options (“Nonqualified Options”) to such participants. Incentive Options and Nonqualified Options shall be referred to herein collectively as “Options.”

2.	Certain Definitions

For purposes of the Plan, the following terms shall have the meaning indicated:

(a)           “Administrator” shall have the meaning given the term in Section 3(a) of the Plan.

(b)           “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder from time to time by the Secretary of the Treasury (“Treasury Regulations”).

(c)           “Disability” shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than twelve months (or, in the case of Incentive Options, such other definition as required by Section 422 of the Code).  The Administrator may require the Participant to furnish proof of the existence of the Disability in accordance with Code Section 22(e)(3).

(d)           “Option Agreement” means any written agreement or agreements between the Corporation and the recipient of an Award pursuant to the Plan relating to the terms, conditions and restrictions of Options.

(e)           “Parent” means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if each corporation other than the Corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in another corporation in the chain.

(f)           “Participant” means an individual, being otherwise eligible under this Section 5, selected by the Administrator as an individual to whom an Award shall be granted under the Plan.

(g)           “Predecessor” means a corporation which was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under that Section had occurred) with the Corporation, or a corporation which is a Parent or Subsidiary of the Corporation, or a predecessor of any such corporation.

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(h)           “Related Corporation” means any Parent, Subsidiary or Predecessor of the Corporation.

(i)           “Subsidiary” means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each corporation other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in another corporation in the chain.

3.	Administration of the Plan

(a) The Plan shall be administered by the Board of Directors of the Corporation. The Board may, in its sole discretion, delegate all or part of its administrative authority with respect to the Plan to a committee of the Board (the “Committee”). For purposes herein, the Board, and, upon its delegation of the administrative responsibilities for the Plan to the Committee, the Committee shall be referred to as the “Administrator.” The Committee shall be comprised solely of two or more “non-employee directors,” as said term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), unless the Board determines that such committee composition is not necessary or advisable. Further, the Committee shall, unless the Board determines otherwise, be comprised solely of two or more “outside directors,” as such term is defined under Section 162(m) of the Code, or otherwise in accordance with Code Section 162(m).  Further, the composition of the Committee shall be in compliance with the applicable rules and regulations of the Nasdaq Stock Market.

(b) Any action of the Administrator with respect to the Plan may be taken by a written instrument signed by all of the members of the Administrator and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan and consistent with the requirements necessary under Section 409A of the Code to prevent any Option granted hereunder from constituting the deferral of compensation, and unless authority is granted to the chief executive officer or president as provided in Section 3(c), the Administrator shall have full and sole authority in its discretion to take any action with respect to the Plan including, without limitation, the authority (i) to determine all matters relating to Awards, including selection of individuals to be granted Awards, the types of Awards, the number of shares of the Common Stock, if any, subject to an Award, and all terms, conditions, restrictions and limitations of an Award, (ii) to prescribe the form or forms of the agreements evidencing any Awards granted under the Plan; (iii) to amend the Plan and any Award as provided in Sections 12 and 14 of the Plan; (iv) to establish, amend and rescind rules and regulations for the administration of the Plan; (v) to construe and interpret the Plan and Option Agreements evidencing Awards granted under the Plan; (vi) to establish and interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan.  The Administrator shall also have authority, in its sole discretion, to accelerate the date that any Award which was not otherwise exercisable or vested shall become exercisable or vested in whole or in part without any obligation to accelerate such date with respect to any other Award granted to any Participant. In addition, the Administrator shall have the authority and discretion to establish terms and conditions of Awards as the Administrator determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States.

(c) Notwithstanding the other provisions of Section 3 herein, and provided such delegation is permitted under applicable law, including the law of the state of incorporation, the Administrator may delegate to the chief executive officer or president of the Corporation the authority to grant Awards, and to make any or all of the determinations reserved for the Administrator in the Plan and summarized in Section 3(b) herein with respect to such Awards, to eligible individuals; provided, however, that, to the extent required by Section 16 of the Exchange Act or Section 162(m) of the Code, the individual to whom such grant is made, at the time of said grant or other determination, is not deemed to be an officer or director of the Corporation within the meaning of Section 16 of the Exchange Act and the Options granted are not intended to constitute performance-based compensation within the meaning of Section 162(m) of the Code. To the extent that the Administrator has delegated authority to grant Awards pursuant to this Section 3(c) to the chief executive officer or president, references to the Administrator shall include references to such person, subject, however, to the requirements of the Plan, Rule 16b-3 and other applicable law.

(d) The Administrator’s determinations under the Plan need not be uniform and may be made by it selectively among individuals who receive, or are eligible to receive, Awards under the Plan (whether or not such individuals are similarly situated).  All determinations, interpretations and constructions made by the Administrator in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

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4.	Shares of Stock Subject to the Plan; Award Limitations

(a) The number of shares of Common Stock that may be issued pursuant to Awards shall be one million eight hundred thousand (1,800,000) shares (which number includes all shares available for delivery under this Section 4(a) since the establishment of the Plan in 2007). Such shares shall be authorized but unissued shares or treasury shares of the Corporation, or shares purchased on the open market or by private purchase.

(b) The Corporation hereby reserves sufficient authorized shares of Common Stock to meet the grant of Awards hereunder. Any shares subject to an Award which is subsequently forfeited, expires or is terminated may again be the subject of an Award granted under the Plan. To the extent that any shares of Common Stock subject to an Award are not delivered to a Participant (or his beneficiary) because the Award is forfeited, canceled, or settled in cash, such shares shall not be deemed to have been issued for purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan. Notwithstanding the foregoing, shares of Common Stock subject to an Award may not again be available for issuance under this Plan if such shares are: (i) shares that were subject to an Option and were not issued upon the net exercise of such Option; (ii) existing shares used to pay the exercise price of an Option; (iii) shares delivered to or withheld by the Corporation to pay the withholding taxes related to an Award in accordance with Section 7; or (iv) shares repurchased on the open market with the proceeds of an Option exercise.

(c) If there is any change in the shares of Common Stock because of a merger, consolidation or reorganization involving the Corporation or a Related Corporation, or if the Board declares a stock dividend or stock split distributable in shares of Common Stock, or if there is a change in the capital stock structure of the Corporation or a Related Corporation affecting the Common Stock, the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, the Administrator shall make such adjustments to Awards or to any provisions of this Plan as the Administrator deems equitable to prevent dilution or enlargement of Awards and in compliance with Section 409A of the Code.

(d) Subject to the provisions of Section 4(c) herein relating to adjustments upon changes in the shares of Common Stock, the maximum number of shares that may be covered by Options granted to any one Participant during any one fiscal year shall be 250,000 shares.

(e) Subject to the provisions of Section 4(c) herein relating to adjustments upon changes in the shares of Common Stock, the maximum number of shares that may be covered by Options granted to any one Participant who is a member of the Board but who is not an employee of the Corporation or a related Corporation during any one fiscal year shall be 25,000 shares.

(f)  Subject to the provisions of Section 4(c) herein relating to adjustments upon changes in the shares of Common Stock, the maximum number of shares that may be delivered to Participants with respect to Incentive Options under the Plan shall be 1,800,000 shares.

5.	Eligibility

An Award may be granted only to an individual who satisfies the following eligibility requirements on the date the Award is granted:

(a)           The individual is either (i) an employee of the Corporation or a Related Corporation, (ii) a director of the Corporation or a Related Corporation, or (iii) an independent contractor, consultant or advisor (collectively, “independent contractors”) providing bona fide services to the Corporation or a Related Corporation. For this purpose, an individual shall be considered to be an “employee” if there exists between the individual and the Corporation or a Related Corporation the legal and bona fide relationship of employer and employee, or if the individual otherwise is included in the definition of “employee” contained in the General Instructions to the Registration Statement on Form S-8 under the Securities Act of 1933, as amended.

(b)           With respect to the grant of Incentive Options, the individual is an employee of the Corporation or a Related Corporation (within the meaning of Section 1.421-1 of the Treasury Regulations) and does not own, immediately before the time that the Incentive Option is granted, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation. Notwithstanding the foregoing, an individual who otherwise qualifies but owns more than ten percent (10%) of the total combined voting power of the Corporation (a “10% Owner”) may be granted an Incentive Option if the Option Price (as determined pursuant to Section 6(b) herein), is at least 110% of the Fair Market Value of the Common Stock (as defined in Section 6(b) herein), and the Option Period (as defined in Section 6(c) herein) does not exceed five years. For this purpose, an individual will be deemed to own stock which is attributable to him or her under Section 424(d) of the Code.

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6.	Options

(a)           Grant of Options: Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant Options to such eligible individuals in such numbers, upon such terms and at such times as the Administrator shall determine. Both Incentive Options and Nonqualified Options may be granted under the Plan. Each Option grant shall be evidenced by an option agreement (an “Option Agreement”) specifying the type of Option being granted and all other terms and conditions as required by this Plan. To the extent necessary to comply with Section 422 of the Code, if an Option is designated as an Incentive Option but does not qualify as such under Section 422 of the Code, the Option (or portion thereof) shall be treated as a Nonqualified Option.

(b)           Option Price: The price per share at which an Option may be exercised (the “Option Price”) shall be established by the Administrator at the time the Option is granted and shall be set forth in the terms of the Option Agreement evidencing the grant of the Option; provided that the Option Price shall in no event be less than the Fair Market Value (as defined in Section 6(b)(ii)herein) per share of the Common Stock on the date the Option is granted (or, in the case of an Incentive Option granted to a 10% Owner, 110% of such Fair Market Value). In addition, the following rules shall apply:

(i)           An Incentive Option shall be considered to be granted on the date that the Administrator acts to grant the Option, or on any later date specified by the Administrator as the effective date of the Option. A Nonqualified Option shall be considered to be granted on the date the Administrator acts to grant the Option or any later date specified by the Administrator as the date of grant of the Option.

(ii)           For the purposes of the Plan, the “Fair Market Value” of the shares shall be determined in good faith by the Administrator in accordance with the following provisions: (A) if the shares of Common Stock are listed or admitted for trading on an established national securities exchange, the Fair Market Value shall be the closing sales price of the shares on the principal exchange on the date immediately preceding the date the Option is granted, or, if there is no transaction on such date, then on the trading date nearest preceding the date the Option is granted for which closing price information is available, or (B) if the shares of Common Stock are not listed or admitted to trading on an established securities market, then the Fair Market Value shall be determined by the Administrator by the reasonable application of any other reasonable valuation method which is consistently applied for all equity compensation arrangements of the Corporation and which is in compliance with applicable law, is compliant with Section 409A of the Code, and satisfies any applicable requirements for Incentive Options under Section 422 of the Code.

(iii)           To the extent that there first becomes exercisable by an employee in any one calendar year Incentive Options granted by the Corporation or any Related Corporation with respect to shares having an aggregate Fair Market Value (determined at the time an Incentive Option is granted) greater than $100,000, such excess Options shall be treated as Nonqualified Options.

(c)           Option Period and Limitations on the Right to Exercise Options

(i)           The term during which an Option may be exercised (the “Option Period”) shall be determined by the Administrator at the time the Option is granted. With respect to Incentive Options, such period shall not extend more than ten (10) years (or, in the case of a 10% Owner, five (5) years) from the date on which the Option is granted. Any Option or portion thereof not exercised before expiration of the Option Period shall terminate.

(ii)           An Option may be exercised by giving written notice to the Corporation at such place as the Corporation or its designee shall direct. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate Option Price to be paid therefor, and shall be accompanied by the payment of such Option Price. Unless an individual Option Agreement provides otherwise, such payment shall be in the form of (A) cash; (B) delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Option Price; (C) if the Administrator, in its sole discretion, permits, (1) delivery of other shares of Common Stock of the Corporation that that have been held by the Participant for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) or (2) a “net exercise” arrangement pursuant to which the Corporation will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate Option Price; provided, however, that the Corporation shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate Option Price not satisfied by such reduction in the number of whole shares to be issued; or (D) a combination of the foregoing methods.

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(iii)           Unless an individual Option Agreement provides otherwise, no Option granted to a Participant shall be exercised unless, at the time of exercise, the Participant’s provision of services to the Corporation, whether as an employee, director or independent contractor, as described in Section 5(a), of the Corporation or a Related Corporation has not been interrupted or terminated (“Continuous Service”) since the date the Option was granted, subject to the following:

(A)           The Continuous Service of a Participant shall not be deemed to have terminated merely because of a change in the terms, conditions or capacity in which the Participant renders service to the Corporation or a Related Corporation as an employee, director or independent contractor or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an employee of the Corporation to a consultant of a Related Corporation or a non-employee director will not constitute an interruption of Continuous Service.

(B)           The Continuous Service of a Participant shall be treated as continuing intact for any period that the Participant is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed ninety days (or such other period as required by applicable law), or, if longer, as long as the Participant’s right to re-employment is guaranteed either by statute or by contract. The Continuous Service of a Participant shall also be treated as continuing intact while the Participant is not actively performing services as an employee, director or independent contractor because of Disability. The Administrator shall determine the date of a Participant’s termination of Continuous Service for any reason (the “Termination Date”).

(C)           Unless an individual Option Agreement provides otherwise, if the Continuous Service of a Participant is terminated because of the Participant’s death or Disability, or if the Participant dies after the termination of his Continuous Service because of Disability, the Option may be exercised only to the extent exercisable on the Participant’s Termination Date, except that, to the extent permitted under Section 3(b) of the Plan, the Administrator may in its discretion accelerate the date for exercising all or any part of the Option which was not otherwise exercisable on the Termination Date. The Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the period of twelve (12) months next succeeding the Termination Date; or (Y) the close of the Option Period. In the event of the Participant’s death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession or by such person designated to exercise the Option upon the Participant’s death pursuant to Section 6(d) of the Plan.

(D)           Unless an individual Option Agreement provides otherwise, if the Continuous Service of the Participant is terminated for any reason other than Disability or death or for Cause (as defined in Section 6(c)(iii)(E) herein), the Option may be exercised to the extent exercisable on such Termination Date, except that, to the extent permitted under Section 3(b) of the Plan, the Administrator may in its discretion accelerate the date for exercising all or any part of the Option which was not otherwise exercisable on the Termination Date. The Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the period of three (3) months next succeeding the Termination Date (or twelve (12) months next succeeding the Termination Date if the Participant was a non-employee director or independent contractor at the Termination Date); or (Y) the close of the Option Period. If the Participant dies following such Termination Date and prior to the earlier of the dates specified in (X) or (Y) of this subparagraph (D), the Option shall be exercisable for the period specified in subparagraph (C) immediately preceding (treating for this purpose the Participant’s date of termination of employment as the Termination Date). In the event of the Participant’s death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession or by such person designated to exercise the Option upon the Participant’s death pursuant to Section 6(d) of the Plan.

(E)           Unless an individual Option Agreement provides otherwise, if the employment of the Participant is terminated for Cause (as defined herein), the Option shall immediately lapse and no longer be exercisable as of such termination, as determined by the Administrator. For purposes of this subparagraph (E) and subparagraph (D), the Participant’s termination shall be for “Cause” if such termination results from the Participant’s: (W) termination, if any, for “cause” under the terms of the Participant’s employment agreement with the Corporation or a Related Corporation; or, if there is no written employment agreement between the Participant and the Corporation or one of its Related Corporations, termination shall be for “cause” if such termination results from: (X) dishonesty or conviction of a crime; (Y) failure to perform his duties to the satisfaction of the Corporation; or (Z) engaging in conduct that could be materially damaging to the Corporation without a reasonable good faith belief that such conduct was in the best interest of the Corporation. The determination of “Cause” shall be made by the Administrator and its determination shall be final and conclusive.

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(F)           Notwithstanding the foregoing and subject to compliance with Section 409A of the Code, to the extent permitted under Section 3(b) of the Plan, the Administrator shall have authority, in its discretion, to extend the period during which an Option may be exercised or modify the other terms and conditions of exercise; provided that, in the event that any such extension or modification shall cause an Incentive Option to be designated as a Nonqualified Option, no such extension or modification shall be made without the prior written consent of the Participant.

(G)           Notwithstanding the foregoing, in no event shall an Option granted to any Participant become exercisable or vested prior to the first anniversary of the date on which it is granted (subject to acceleration of exercisability and vesting, to the extent permitted by the Administrator, in the event of the Participant’s death, Disability, involuntary termination without Cause or in connection with a Change in Control, or as permitted or required pursuant to Section 14(c) herein).

(iv)           A Participant or his legal representative, legatees or distributees shall not be deemed to be the holder of any shares subject to an Option and shall not have any rights as a stockholder unless and until certificates for such shares are delivered to him or them under the Plan or such shares have been registered in book-entry form in the Participant’s name or otherwise credited to the Participant.

(v)           A certificate or certificates or a book-entry registration for shares of Common Stock acquired upon exercise of an Option shall be issued or made in the name of the Participant (or his or her beneficiary) and distributed to the Participant (or his or her beneficiary) as soon as practicable following receipt of notice of exercise and payment of the purchase price.

(d)           Nontransferability of Options: Incentive Options shall not be transferable other than by will or the laws of intestate succession. Nonqualified Options shall not be transferable other than by will or the laws of intestate succession, except as may be permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”). Except as may be permitted by the preceding sentence, an Option shall be exercisable during the Participant’s lifetime only by him or by his guardian or legal representative. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Corporation, in a form satisfactory to the Corporation, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option. The designation of a beneficiary does not constitute a transfer.

(e)           No Repricing.  Except for adjustments pursuant to Section 4(c) herein (relating to adjustments upon changes in the shares of Common Stock), or reductions of the Option Price approved by the Corporation’s stockholders, the Option Price for any outstanding Option may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Corporation as consideration for the grant of a replacement Option with a lower Option Price.  Except as approved by the Corporation’s stockholders, in no event shall any Option granted under the Plan be surrendered to Corporation in consideration for a cash payment or the grant of any other award if, at the time of such surrender, the Option Price of the Option is greater than the then current Fair Market Value of a share of Common Stock.  In addition, no repricing of an Option shall be permitted without the approval of Corporation’s stockholders if such approval is required under the rules of any stock exchange on which Common Stock is listed.

(f)           No Dividends.  No dividend equivalents (current or deferred) with respect to any Option shall be granted under the Plan.

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7.	Withholding

The Corporation shall withhold all required local, state and federal taxes from any amount payable in cash with respect to an Award. The Corporation shall require any recipient of an Award payable in shares of the Common Stock to pay to the Corporation in cash the amount of any tax or other amount required by any governmental authority, to be withheld and paid over by the Corporation to such authority for the account of such recipient. Notwithstanding the foregoing, the recipient may satisfy such obligation in whole or in part, and any other local, state or federal income tax obligations relating to such an Award, by electing (the “Election”) to have the Corporation withhold shares of Common Stock from the shares to which the recipient is entitled. The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined (the “Tax Date”) as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each Election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

8.	Performance-Based Compensation

To the extent that Section 162(m) of the Code is applicable, the Administrator shall determine the extent, if any, that Awards conferred under the Plan are intended to comply with the qualified performance-based compensation exception to employer compensation deductions set forth in Section 162(m) of the Code.

9.	Section 16(b) Compliance

It is the general intent of the Corporation that transactions under the Plan which are subject to Section 16 of the Exchange Act shall comply with Rule 16b-3 under the Exchange Act. Notwithstanding anything in the Plan to the contrary, the Administrator, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

10.	No Right or Obligation of Continued Employment

Nothing contained in the Plan shall confer upon a Participant any right to continue in the employment or service of the Corporation or a Related Corporation as an employee, director or independent contractor or to interfere in any way with the right of the Corporation or a Related Corporation to terminate the Participant’s employment or service at any time. Except as otherwise provided in the Plan, or a related agreement, Awards granted under the Plan to employees of the Corporation or a Related Corporation shall not be affected by any change in the duties or position of the Participant, as long as such individual remains an employee of the Corporation or a Related Corporation.

11.	Unfunded Plan; Not a Retirement Plan

(a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Corporation or any Related Corporation including, without limitation, any specific funds, assets or other property which the Corporation or any Related Corporation, in their discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Corporation or any Related Corporation. Nothing contained in the Plan shall constitute a guarantee that the assets of such corporations shall be sufficient to pay any benefits to any person.

(b) In no event shall any amounts accrued, distributable or payable under the Plan be treated as compensation for the purpose of determining the amount of contributions or benefits to which any person shall be entitled under any retirement plan sponsored by the Corporation or a Related Corporation that is intended to be a qualified plan within the meaning of Section 401(a) of the Code.

12.	Amendment and Termination of the Plan

Except as may be otherwise provided in the Plan, the Plan and any Award granted pursuant to the Plan, may be amended or terminated at any time by the Board; provided, that (i) amendment or termination of an Award shall not, without the consent of the applicable Participant, adversely affect the rights of the Participant with respect to an outstanding Award; and (ii) approval of an amendment to the Plan by the stockholders of the Corporation shall only be required in the event such stockholder approval of any such amendment is required for purposes of complying with Section 422 of the Code or by other applicable law, rule or regulation.

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13.	Restrictions on Shares

The Administrator may impose such restrictions on any shares representing Awards hereunder as it may deem advisable, including without limitation restrictions under the Securities Act, under the requirements of any stock exchange or similar organization and under any blue sky or state securities laws applicable to such shares. The Corporation may cause a restrictive legend to be placed on any certificate issued pursuant to an Award hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel. As a condition to the issuance and delivery of Common Stock hereunder, or the grant of any benefit pursuant to the terms of the Plan, the Corporation may require a Participant or other person to become a party to a stockholders’ agreement, buy-sell agreement, redemption agreement, repurchase agreement, restriction agreement or similar agreement between the Corporation and stockholders of the Corporation or among stockholders of the Corporation restricting the transfer of the Common Stock.

14.	Applicable Law

(a)           The Plan shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflict of laws provisions of any state. The Plan and all Awards granted hereunder shall comply at all times with all laws and regulations of any governmental authority which may be applicable thereto. To the extent that an Award granted hereunder is designated as an Incentive Option, it shall comply with Section 422 of the Code, and all provisions of the Plan and any Option Agreement for such Option shall be construed in such manner as to effectuate that intent. Any provision of the Plan or any Option Agreement notwithstanding, the Participant shall not be entitled to receive the benefits of Awards and the Corporation shall not be obligated to pay any benefits to a Participant if such exercise, delivery, receipt or payment of benefits would constitute a violation by such individual or the Corporation of any provision of any such law or regulation.

(b)           Any reference herein to “compliance with Section 409A of the Code” or words of similar import shall be interpreted to mean application of the terms of the Plan or any Award, or administration of the Plan or any Award, as the case may be, in such a manner that no additional tax is imposed on a Participant pursuant to Section 409A(a)(1)(B) of the Code; provided, however, that nothing in this provision shall permit any Incentive Option to exceed the $100,000 annual limitation set forth in Treasury Regulation Section 1.422-4(a)(2) and in Section 6(b)(iii) of the Plan or any recharacterization of an Option resulting therefrom. If additional guidance is issued under or modifications are made to Section 409A of the Code or any other law affecting the Awards issued hereunder, the Administrator shall take such actions (including amending the Plan or any Option Agreement without the necessity of obtaining any Participant’s consent as otherwise required by the Plan) as it deems necessary, in its sole discretion, to ensure continued compliance with such law.

15.	Stockholder Approval

The Plan is subject to approval by the stockholders of the Corporation, which approval must occur, if at all, within twelve months of the Effective Date of the Plan. Awards granted prior to such stockholder approval shall be conditioned upon and shall be effective only upon approval of the Plan by such stockholders on or before such date.

16.	Change in Control

(a)           Notwithstanding any other provision of the Plan to the contrary, if a Double Trigger Event (as defined in Section 16(c) herein) occurs in connection with a Change in Control (as defined in Section 16(b) herein) of the Corporation, unless specifically modified by an individual’s Option Agreement or employment agreement between the Participant and the Corporation or a Related Corporation (in which case the terms of such Option Agreement or employment agreement shall supersede this Section 16), all Options outstanding as of the date of such Double Trigger Event held by the affected Participant shall become fully exercisable, whether or not then otherwise exercisable.  In addition, in the event of a Change in Control of the Corporation, the Corporation or the surviving entity or successor to the Corporation following such transaction, as the case may be, may elect to (i) to continue the outstanding Options subject to the terms of the individual Option Agreements and this Plan and subject to such adjustments, if any, by the Administrator as permitted by Section 4(c) of the Plan; or (ii) to terminate the outstanding Options in exchange for a cash payment or distribution to the Participant as determined in the following sentence.  In the event that the Corporation or its successor chooses to terminate the Options upon a Change in Control, each unvested Option shall vest automatically immediately prior to termination of the Options, and the Participant shall be entitled to a payment or distribution equal to the excess of the Fair Market Value of one share of Common Stock as of the date of the Change in Control over the Option Price, multiplied by the number of shares covered by the Option; provided that if Option Price exceeds the Fair Market Value of the Common Stock as of the date of the Change in Control, such Option shall be cancelled and forfeited and no payment or distribution shall be made for such Option.

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(b)           For purposes of this Section 16, “Change in Control” of the Corporation shall mean:

(i)           Change in Ownership. The acquisition by an individual, entity or group (within the meaning of Code Section 409A) (a “Person”) of ownership of stock of the Corporation that, together with stock held by such Person, constitutes more than 50% of the total fair market value or total voting power of the stock of the Corporation. However, if any Person is considered to own more than 50% of the total fair market value of total voting power of the stock of the Corporation, the acquisition of additional stock by the same Person is not considered to cause a change in ownership of the Corporation (or to cause a change in the effective control of the Corporation). An increase in the percentage of stock owned by any one Person as a result of a transaction in which the Corporation acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this paragraph. This paragraph applies only when there is a transfer of stock of the Corporation (or issuance of stock of the Corporation) and stock in the Corporation remains outstanding after the transaction; or

(ii)           Change in Effective Control. (A) the acquisition by any Person during the 12-month period ending on the date of the most recent acquisition by such Person, of ownership of stock of the Corporation possessing 35% or more of the total voting power of the stock of the Corporation; or (B) the replacement of a majority of members of the Corporation’s Board of Directors during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Corporation’s Board of Directors prior to the date of the appointment or election.

A change in effective control also may occur in any transaction in which either of the two corporations involved in the transaction has a “Change in Ownership” under paragraph (i) or “Change in Ownership of a Substantial Portion of the Company’s Assets” under paragraph (iii). If any one Person is considered to effectively control the Corporation, the acquisition of additional control of the Corporation by the same Person is not considered to cause a change in the effective control of the Corporation (or to cause a “Change in Ownership” of the Corporation within the meaning of paragraph (i) above); or

(iii)           Change in Ownership of a Substantial Portion of Assets. The acquisition by any Person during the 12-month period ending on the date of the most recent acquisition by such Person, of assets from the Corporation that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Corporation immediately prior to such acquisition(s). For this purpose, gross fair market value means the value of the assets of the Corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. No change in control shall be deemed to have occurred in the event of a transfer to a related person or as described in Code Section 409A.

The definition of Change in Control in this Section 16(b), and all other terms and provisions of this Section 16, shall be interpreted at all times in such a manner as to comply with Code Section 409A, meaning that no additional income tax is imposed on the Participant pursuant to Code Section 409A(1)(a).

(c)           For purposes of this Section 16, a “Double Trigger Event” shall be deemed to occur with respect to an Option if, within the period beginning six (6) months prior to a Change in Control and ending two (2) years following such Change in Control, (i) the Participant’s employment is involuntarily terminated by the Corporation (or the surviving or acquiring corporation, as the case may be), other than for Cause, or (ii) the Participant terminates his or her employment for Good Reason (as defined in Section 16(d) herein).  If the termination of the Participant’s employment, as contemplated by this paragraph (c), occurs prior to the Change in Control, then the Participant shall be treated for purposes of this Section 16 as being employed on the date the Change in Control becomes effective.  For purposes of this Section 16, the date of the Double Trigger Event shall be the later of the effective date of the Change in Control and the date of the Participant’s termination of employment as contemplated in this paragraph (c).

(d)           For purposes of this Section 16, “Good Reason” shall mean:

(i)           If the Participant is a party to an employment or service agreement with the Corporation or a Related Corporation and such agreement provides for a definition of Good Reason, the definition contained therein;

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(ii)           If the Participant is subject to any other benefit plan of the Corporation that supersedes and replaces, in whole or in part, any provisions of this Plan, and such other benefit plan provides for a definition of Good Reason, the definition contained therein; or

(iii)           If no such agreement exists or other benefit plan is applicable, a Participant’s resignation from the Corporation within thirty (30) days following the occurrence of any of the following events with respect to such Participant:

(A)           Without the Participant’s express written consent, the significant reduction of the Participant’s duties, authority, responsibilities, or reporting relationships relative to the Participant’s duties, authority, responsibilities, or reporting relationships as in effect immediately prior to such reduction, or the assignment to the Participant of such reduced duties, authority, responsibilities, or reporting relationships, which reduction or assigned reduction remains in effect five (5) business days after written notice by the Participant to the Chief Executive Officer or the Chief Financial Officer of the Corporation (or the surviving or acquiring corporation, as the case may be) of such conditions; provided, however, that the mere occurrence of a Change in Control shall not, in and of itself, constitute a material adverse change in the Participant’s duties, authority, responsibilities or reporting relationships.

(B)           A material reduction by Corporation (or the surviving or acquiring corporation, as the case may be) in the base salary, bonus structure or benefits of the Participant as in effect immediately prior to such reduction, with the result that the Participant’s overall benefits package is significantly reduced; or

(C)           The relocation of the Participant’s principal work location to a facility or a location more than fifty (50) miles from the Participant’s then present principal work location, without the Participant’s express written consent.

This will certify that the Plan was adopted by vote of the Board and stockholders of the Corporation effective as of June 10, 2015 and August 5, 2015, respectively.

/s/ Jeffrey A. Williams

Name: Jeffrey A. Williams Title: Chief Financial Officer Date: June 10, 2015

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America’s Car-Mart, Inc.
802 S.E. Plaza Avenue, Suite 200
Bentonville, AR 72712

Important Notice Regarding the Availability of Proxy Materials for the
2015 Annual Meeting of Stockholders to be Held August 5, 2015

Notice of Internet Availability of Proxy Materials

Your name, Account Number and Control Number appear in the upper-left-hand-corner of this Notice for online voting purposes. To vote your shares, please follow the instructions listed below.

      The America’s Car-Mart, Inc. 2015 Annual Meeting will be held on August 5, 2015, at 10:00 a.m. local time, at America’s Car-Mart, Inc. principal executive office, 802 Southeast Plaza Avenue, Suite 200, Bentonville, Arkansas 72712.

       A description of the matters to be voted on and the recommendations of the Board of Directors of America’s Car-Mart, Inc. regarding these matters, appear on the reverse side of this Notice. Instructions for voting your shares appear below.

This is not a ballot.  This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The 2015 Annual Report, the Proxy Statement, and proxy card of America’s Car-Mart, Inc. are available at www.shareholdervote.info.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before July 22, 2015 to facilitate timely delivery.

How to vote online:
Step 1: Go to www.shareholdervote.info
Step 2: Click on the America’s Car-Mart, Inc. link to access the Proxy Materials.
Step 3: You can view or download the proxy materials at this time. This proxy notice contains the information to vote your proxy online above.
Step 4:  To vote your proxy online you can access the proxy voting link from the Materials page of the website in step 1 or go directly to the voting website at http://www.stctransfer.com/proxyvote2 to login and vote your proxy. To login you will need to enter the Control number located in the top left hand corner of this notice.

How to receive a copy of the proxy materials by mail for this meeting or for future shareholder meetings:
Telephone: Call the transfer agent of America’s Car-Mart, Inc., Securities Transfer Corporation, at 800-780-1920
E-Mail: Send an e-mail to: Info@shareholdervote.info with “Proxy Materials Order” in the subject line and in the body of the message include your full name, address, and request.

How to attend the meeting and vote in person:
America’s Car-Mart, Inc.’s 2015 Annual Meeting will be held at on August 5, 2015, at 10:00 a.m. local time, at America’s Car-Mart, Inc. principal executive office, 802 Southeast Plaza Avenue, Suite 200, Bentonville, Arkansas 72712.

If you plan to attend the Annual Meeting, we would appreciate it if you would notify our Investor Relations Manager by telephone at (479) 464-9944 or by e-mail at vickie.judy@car-mart.com.  This will assist us with meeting preparations.  You also can obtain directions to the meeting by calling this number.  Please bring this notice with you for admission to the meeting.

Proposals to be voted on at America’s Car-Mart, Inc.’s 2015 Annual Meeting are listed on the reverse side along with the recommendations of the Board of Directors of America’s Car-Mart, Inc.

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Voting Items:

The Board of Directors of America’s Car-Mart, Inc. recommends that you vote FOR ALL NOMINEES listed in Proposal 1.

Proposal 1	To elect seven directors for a term of one year and until their successors are elected and qualified:

	Daniel J. Englander	John David Simmons
	Kenny Gunderman	Robert Cameron Smith
	William H. Henderson	Jeffrey A. Williams
Eddie L. Hight

The Board of Directors of America’s Car-Mart, Inc. recommends that you vote FOR the following proposals:

Proposal 2	To approve an advisory resolution regarding the Company’s compensation of its named executive officers;

Proposal 3	To ratify the selection of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending April 30, 2016;

Proposal 4
To approve an amendment and restatement of the Company’s Stock Incentive Plan, including the material terms of the performance goals under such plan, for the purposes of extending the term of the plan and making certain other changes to the plan;

Proposal 5
To approve an amendment and restatement of the Company’s 2007 Stock Option Plan for the purposes of extending the term of the plan, increasing the number of shares authorized for issuance under the plan by 300,000 shares and making certain other changes to the plan; and

Proposal 6	To conduct such other business as may properly come before the meeting or any adjournments or postponements thereof.

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This proxy is solicited on behalf of the Board of Directors of AMERICA’S CAR-MART, INC.

The undersigned stockholder(s) of America’s Car-Mart, Inc., a Texas corporation, hereby appoints John David Simmons and William H. Henderson, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of the stockholders of America’s Car-Mart, Inc. to be held on August 5, 2015 at 10:00 a.m. local time at the Company’s principal executive office, 802 SE Plaza Avenue, Bentonville, AR 72712, to vote the shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

	(1)	To elect seven directors for a term of one year and until their successors are elected and qualified:

Daniel J. Englander
		☐	FOR	☐	AGAINST	☐	ABSTAIN

Kenny Gunderman
		☐	FOR	☐	AGAINST	☐	ABSTAIN

William H. Henderson
		☐	FOR	☐	AGAINST	☐	ABSTAIN

Eddie L. Hight
		☐	FOR	☐	AGAINST	☐	ABSTAIN

John David Simmons
		☐	FOR	☐	AGAINST	☐	ABSTAIN

Robert Cameron Smith
		☐	FOR	☐	AGAINST	☐	ABSTAIN

Jeffrey A. Williams
		☐	FOR	☐	AGAINST	☐	ABSTAIN

	(2)	To approve an advisory resolution regarding the Company’s compensation of its named executive officers.
		☐	FOR	☐	AGAINST	☐	ABSTAIN

	(3)	To ratify the selection of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending April 30, 2016.
		☐	FOR	☐	AGAINST	☐	ABSTAIN

(4)
To approve an amendment and restatement of the Company’s Stock Incentive Plan, including the material terms of the performance goals under such plan, for the purposes of extending the term of the plan and making certain other changes to the plan.

		☐	FOR	☐	AGAINST	☐	ABSTAIN

(5)
To approve an amendment and restatement of the Company’s 2007 Stock Option Plan for the purposes of extending the term of the plan, increasing the number of shares authorized for issuance under the plan by 300,000 shares and making certain other changes to the plan.

		☐	FOR	☐	AGAINST	☐	ABSTAIN

(6)	To conduct such other business as may properly come before the meeting or any adjournments or postponements thereof.

How to vote online:
Instead of mailing your proxy, you may choose to vote your shares online by following the instructions outlined below.  Proxies submitted by the Internet must be received by 8:30 a.m. Central Time on August 5, 2015.
Step 1:	Go to www.shareholdervote.info at any time 24 hours a day.
Step 2:	Click on the America’s Car-Mart, Inc. link to access the Proxy Materials.
Step 3:	Access the proxy voting link from the Materials page of the website in step 1 or go directly to the voting website at http://www.stctransfer.com/proxyvote2 to login and vote your proxy.
Step 4:	Login using the Control number located in the top left hand corner of the Notice of Internet Availability of Proxy Materials that you received in the mail.

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How to vote on this paper form:
PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.  This proxy, when properly executed, will be voted in accordance with directions given by the undersigned stockholder.  If no direction is made, it will be voted FOR the Proposal and as the proxies deem advisable on such other matters as may come before the meeting.

Date:   _________________________________
Signature: ______________________________
Signature: ______________________________

(This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope.  Persons signing in a fiduciary capacity should so indicate.  If shares are held by joint tenants or as community property, both should sign.)

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